Filed pursuant to Rule 424(b)(5)
Registration Nos. 333-255732 and 333-238202

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectuses are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated June 29, 2021

Preliminary prospectus supplement
(To prospectuses dated May 13, 2021)

10,100,262 Shares

Common Stock

We are offering 4,000,000 shares and the selling stockholders are offering 6,100,262 shares of our common stock. We will not receive any proceeds from the sale of shares by the selling stockholders.

Our common stock is listed for trading on The NASDAQ Stock Market LLC under the symbol “GDYN”. On June 28, 2021, the last reported sale price of our common stock was $18.04 per share.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements for this prospectus supplement and future filings.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-17 of this prospectus supplement, in the accompanying prospectuses and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectuses.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to Grid Dynamics	$	$
Proceeds, before expenses, to the selling stockholders	$	$

We and certain of the selling stockholders have granted the underwriters an option for a period of 30 days to purchase up to an additional 1,470,039 shares from us and 45,000 shares from such selling stockholders of our common stock. If the underwriters exercise the option in full, the total underwriting discounts payable by us will be $        , and the total proceeds to us, before expenses, will be $        .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectuses is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock is expected to be made on or about             , 2021.

Joint book-running managers

J.P. Morgan	William Blair	Cowen

            , 2021

S-i

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about this offering in three separate documents that are bound together: (1) this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectuses and the documents incorporated by reference herein; (2) the accompanying base prospectus covering the sale of shares of common stock by Grid Dynamics; and (3) the accompanying base prospectus covering the sale of shares of common stock by the selling stockholders. Each base prospectus provides general information, some of which may not apply to this offering. The accompanying base prospectus covering the sale of shares of common stock by Grid Dynamics is part of a registration statement on Form S-3 (333-255732) and the accompanying base prospectus covering the sale of shares of common stock by the selling stockholders is part of a registration statement on Form S-3 (333-238202) that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process.

Generally, when we refer to this prospectus supplement, we are referring to all three parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectuses or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectuses, the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we, the selling stockholders nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectuses. We, the selling stockholders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectuses do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectuses in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectuses, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectuses or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectuses, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find Additional Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectuses.

We and the selling stockholders are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectuses and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectuses must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectuses outside the United States.

The Grid Dynamics design logo and the Grid Dynamics mark appearing in this prospectus supplement are the property of Grid Dynamics Holdings, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus supplement are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectuses, or incorporated in this prospectus supplement by reference. This summary is not complete and does not contain all of the information you should consider in making your investment decision. Before you decide to invest in our common stock, you should carefully read the entire prospectus supplement and the accompanying prospectuses, including the financial statements and related notes and other information incorporated by reference herein or therein and the matters set forth under the section of this prospectus supplement and the accompanying prospectuses captioned “Risk Factors.”

Overview

Grid Dynamics is an emerging leader in enterprise-level digital transformations in Fortune 1000 companies. For enterprises that create innovative digital products and experiences, Grid Dynamics offers close collaboration to provide digital transformation initiatives that span strategy consulting, development of early prototypes and enterprise-scale delivery of new digital platforms. Since its inception in 2006 in Menlo Park, California, as a grid and cloud consultancy firm, Grid Dynamics has been on the forefront of digital transformation, working on big ideas like cloud computing, NOSQL, DevOps, microservices, big data and artificial intelligence (“AI”), and quickly established itself as a provider of choice for technology and digital enterprise companies.

As a leading global digital engineering and information technology (“IT”) services provider with its headquarters in Silicon Valley and engineering centers in the United States and multiple Central and Eastern European countries, Grid Dynamics’ core business is to deliver focused and complex technical consulting, software design, development, testing and internet service operations. Grid Dynamics also helps organizations become more agile and create innovative digital products and experiences through its deep expertise in emerging technology, such as AI, data science, cloud computing, big data and DevOps, lean software development practices and a high-performance product culture.

Grid Dynamics believes that the key to its success is a business culture that puts products over projects, client success over contract terms and real business results over pure technical innovation. By leveraging Grid Dynamics’ proprietary processes optimized for innovation, emphasis on talent development and technical expertise, Grid Dynamics has been able to achieve significant growth, increasing its revenue from $91.9 million for the year ended December 31, 2018 to $111.3 million for the year ended December 31, 2020, a 21% increase, although revenue for 2020 decreased 6% from $118.3 million for the year ended December 31, 2019 mostly due to disruptions caused to its retail vertical which was negatively impacted by the coronavirus (“COVID-19”) pandemic.

On December 14, 2020, Grid Dynamics acquired Netherland-based Daxx Web Industries B.V. (“Daxx”) in an all-cash transaction. Headquartered in Amsterdam, and with 492 employees, Daxx has engineering centers situated in major tech hubs across Ukraine. Daxx has over 20 years of experience in delivering software services to clients across a wide range of industry verticals that include high-tech, digital media, healthcare, and education. Some of the key capabilities include consulting services spanning agile process reengineering, lean development, and DevOps. Daxx serves customers in the Netherlands, Germany, U.K., and U.S., and has strong relationships with high-growth start-ups and established software companies. Grid Dynamics believes the acquisition of Daxx will enable the company to have a stronger foothold in Europe and will enable it to continue diversifying its business.

On May 29, 2021, Grid Dynamics acquired Tacit Knowledge, a Pitney Bowes owned company, and leading provider of end-to-end digital commerce solutions for global brands. Founded in 2002, Tacit Knowledge is a global provider of digital commerce solutions, serving customers across the United Kingdom, North America, Continental Europe and Asia. Tacit Knowledge serves leading global brands across technology, CPG, financial, and retail markets. As a part of the acquisition, the entire team of more than 180 employees across the

United Kingdom, Mexico, Moldova, and the United States, including senior management, joined Grid Dynamics. Grid Dynamics believes the acquisition of Tacit Knowledge will enable Grid Dynamics to have a stronger international foothold and will enable it to continue diversifying its business.

Industry Background and Market Opportunity

Digital transformation is a rapidly expanding market which is still in its early stages. Enterprises strive to compete in the digital world, facing the need to transform to survive attacks from the nimbler and more technologically advanced newcomers. Traditional approaches to managing information technology as a mix of vendor solutions and outsourced services often break down in the face of the imperative to innovate through technology.

Increasingly, business executives are looking at use of technology as a competitive advantage rather than a way to cut costs. The rise of AI signifies a shift from automation of business process to automation of decision making itself. In an effort to differentiate, corporations are directing investments towards building digital new products and experiences, instead of buying off-the-shelf software products. This drives demand for highly technical software development, creating an opportunity for pure-play software development service providers such as Grid Dynamics.

As the demand for technical software development talent continues to grow, the shortage of this talent in the United States and Europe, as well as the inability of non-technology-based companies to attract and retain such talent, encourages organizations to look to third parties, such as Grid Dynamics, to satisfy the demand.

Further, the growing acceptance of the offshore delivery model, beyond the traditional India-based IT services provider, has created significant opportunities for software development service providers delivering from CEE. CEE-based service providers now compete against the largest global IT service providers and are capable of providing complex technology services. Grid Dynamics believes that CEE is increasingly known for the quality of its software development talent, enabled in part by decades of focus on fundamental STEM disciplines in higher education. CEE-based teams and individuals are frequent winners of programming contests such as the ones held by the Association for Computing Machinery, or ACM, TopCoder and Kaggle.

Grid Dynamics believes that this disparity between the supply and demand for technical talent can be a significant opportunity for Grid Dynamics.

Strategies and Strengths

Grid Dynamics’ objective is to become a global leader in enabling digital transformation at Fortune 1000 companies. Grid Dynamics’ strategy to achieve such objective is based on leveraging the following core strengths.

Proprietary Processes Optimized for Innovation

Grid Dynamics recognizes the changing dynamics of IT outsourcing. Increasingly, corporations expect their service providers to participate and help shape innovation programs, which are not addressed well by the traditional service models used by outsourcing providers. Grid Dynamics melds technical consulting, engineering and analytics competencies into unified, cross-functional digital teams which are designed to respond and adapt to the change in the client’s business. The effectiveness of such teams is further increased by a close collaboration with the client’s technology leadership teams and active inquiry into client’s business priorities on all levels.

Culture-First Approach to Talent Development

The ever-increasing role of digital transformation leads to the emergence of a new kind of business leader that combines a vision of business transformation with deep understanding of information technology. Earning the trust of these leaders is one of the pillars of Grid Dynamics' success. Grid Dynamics selects, trains and promotes its technical leadership based on the following cultural principles.

• Global integration.    Demands of modern businesses transcend cultural, political and language boundaries. Grid Dynamics builds teams which are transparently distributed across countries, time zones and reporting lines. Decisions on hiring, staffing and promotion are all managed centrally from Grid Dynamics’ U.S. offices, allowing Grid Dynamics to optimize for quality rather than convenience.

• Partnership with client.    Grid Dynamics demands accountability and ownership of the client’s success, whether or not such success is a contractual matter. Understanding Grid Dynamics clients’ goals and ability to manage such goals across reporting lines is a must for any leadership role within Grid Dynamics. Therefore, Grid Dynamics places a significant proportion of its IT personnel at client sites and offers team members temporary assignments to client locations through fellowships.

• Technological innovation.    Understanding digital transformation and successfully delivering IT programs is impossible without a strong understanding of emerging technology. Deep knowledge of how new technology, such as cloud, big data and AI, transforms the way corporations develop their businesses is a pre-requisite for leadership roles in Grid Dynamics.

• Education.    Grid Dynamics believes that technology changes rapidly, and it is critical for Grid Dynamics’ employees to adapt even more rapidly. Grid Dynamics offers many formal and informal training programs, such as Grid University, an online education platform with thousands of hours of training videos, to ensure that professionals can expand and enhance their capabilities.

Technical Expertise and Scalable Engineering

Grid Dynamics believes in strong infrastructure underpinning mission-critical services. From its inception, Grid Dynamics has been focusing on developing and using its expertise in the latest technologies, such as AI, cloud engineering solutions, data platform, data science and analytical data platforms, DevOps, MLOps, microservices, mobile, QA automation, search and user interfaces. We make such emerging technologies accessible to clients through the use of proprietary skill development programs, industry experience and solution accelerators. Accelerators enable us to dramatically accelerate our clients’ time-to-market and improve the design / engineering quality. Proprietary accelerators include pre-integrated microservices, cloud-native data analytics, data anomaly detection, price and promotion optimization, AI powered semantic search, consumer tailored product recommendations, consumer intelligence, visual image search, and test automation. Grid Dynamics seeks to strengthen its position as a technical leader with its established clients and attract new clients by leveraging the deep expertise within its three main practice areas: Cloud, Data and Experience.

• Cloud.    Grid Dynamics enables enterprises to embrace cloud architectures and platforms. Practice areas within Cloud Migration & DevOps include facilitating workload migrations to public cloud environments, implementing DevOps and enabling continuous delivery. Grid Dynamics engineers work with clients to build an agile culture, the organization and team structures necessary for continuous delivery, as well as automated application development, testing, deployment and production operations. To achieve greater scalability and customization, Grid Dynamics helps companies shift to microservices architectures based on open source and cloud-native technologies and implements microservices management platforms to handle complex orchestrations. Grid Dynamics employs service virtualization testing techniques to anticipate migration issues and ensure the microservices architecture operates efficiently. Successful cloud migrations often set the stage for additional projects involving AI, machine learning and data analytics use cases.

• Data.    Grid Dynamics experts enable clients to digest petabytes of data into actionable insights through machine learning and state-of-the art models. To unlock the value of data, Grid Dynamics helps clients build data lakes with robust data governance, implement real-time data streaming solutions and deploy AI platforms. We help clients integrate their AI platform with a data lake or analytical data platform, make the data easily available, onboard the MLOps process, train data scientists, implement a common library of machine learning models and ensure that the data science process works smoothly from data to insights. Grid Dynamics ensures the platform supports a variety of machine learning algorithms including predictive analytics, deep learning, reinforcement learning and the creation of various types of neural networks. Grid Dynamics’ MLOps solution offers clients a blueprint for streamlining and automating all stages of machine learning.

We have invested years of research to develop predictive models that learn from large volumes of historical data, analyze real-time data and are easily understood by business users across industries. Our models for dynamic pricing, demand prediction, trade promotion optimization, customer intelligence solutions, personalization models, marketing spend optimization, supply chain and inventory management solutions, all help our clients maximize profit, efficiently win new customers and increase long-term customer retention.

Grid Dynamics has always facilitated robust, vigilant data quality monitoring, which helps detect, prevent and auto-correct data defects. Machine learning fraud detection algorithms combined with powerful, automated case analysis tools help to reduce manual review and improve operational efficiency.

• Experience.    Grid Dynamics experts drive cutting-edge commerce with a deep understanding of the modern consumer and the help of artificial intelligence. We develop responsive Web UI solutions for clients that feature a rich UI experience with an adaptive design, a scalable front-end that runs on the cloud with lightweight architecture and continuous updates using DevOps and agile processes.

Grid Dynamics ensures that client applications work across mobile devices and platforms and are stress tested for load stability even during periods of heavy consumer traffic. We have a long history of engineering high-end mobile applications for Google Android / Apple iOS platforms and are well-versed in the newest mobile technologies, including Flutter, React Native, Iconic and mobile augmented reality (“AR”), among others. High engineering quality is maintained by deploying rapid regression testing cycles and implementing frequent automated testing.

We leverage the latest search technologies including sematic vector search, Endeca re-platforming / open source search, visual search and smart suggestion generation, to help clients evolve their sites’ search capabilities to better understand customer keywords, interpret the meaning of queries and ultimately anticipate shopping intent.

Services and Solutions

In the rapidly evolving market of engineering and IT services, customers are increasingly looking for service providers that can be a co-innovation partner rather than a cost saving measure. Grid Dynamics addresses this need by focusing on high value, high impact services. The key service and solutions offerings are the following:

Technical Consulting

Grid Dynamics provides technical consulting services to help executives in charge of digital transformation define an ambitious, yet achievable roadmap, quantify business value attained through new technology, select the right technology stack, develop reference architecture and guide the transformational journey every step of the way.

Lean Prototypes

Grid Dynamics helps enterprises prototype and test new ideas. This includes both proof-of-concept implementations, which can be rapidly put in front of the end users to verify business assumptions, as well as sophisticated, long-running labs that cross organizational walls to establish feasibility and de-risk large transformational programs. Self-sufficient teams move quickly, use the latest technologies and aim to solve the business use case to demonstrate measurable value to the business stakeholders.

Digital Intelligence

Grid Dynamics helps corporations transform from automation of business processes to automation of decision making. To this end, Grid Dynamics deploys data science approaches to analyze client challenges and arrive at a strategy which produces measurable outcomes. This continuous “analyze-assess-decide-measure” cycle becomes the foundation of AI programs, leveraging the latest technologies to constantly react to real-time changes in consumer behavior.

Scalable Engineering

Grid Dynamics believes in strong infrastructure underpinning mission-critical services. From inception, Grid Dynamics engineers pushed the boundaries of IT performance, developing a strong expertise in distributed systems. Grid Dynamics’ experience in cloud, NoSQL, big data, grid computing and performance engineering helps its clients go beyond the capabilities provided by off-the-shelf products.

Development Culture

Grid Dynamics helps clients to contain and rearchitect legacy platforms as a part of the digital transformation journey. A significant factor in the success of legacy transformation is the robustness of the process of breaking down and reassembling monolithic systems into smaller, more manageable pieces. Grid Dynamics has a deep expertise in building agile teams, which are adept at realizing incremental value through a cycle of continuous delivery enabled by automated quality and security assurance. Grid Dynamics offers its clients services that help enable continuous integration, continuous delivery and DevOps at enterprise scale.

Experience Design

Grid Dynamics helps clients achieve higher rates of conversion and end user satisfaction by improving the service experience across engagement channels. This includes transformation of the web user interfaces to a responsive/adaptive model, design and development of next-gen mobile applications as well as leveraging new channels of engagement such as conversational interfaces.

Verticals

Grid Dynamics has strong vertical-specific domain knowledge backed by extensive experience. By merging technology with business processes, Grid Dynamics delivers tailored solutions in several key industry verticals: Retail, Technology, Consumer Packaged Goods (“CPG”)/Manufacturing, and Finance.

Technology

Grid Dynamics has a strong presence in the digital technology sector, particularly among analytics, Software as a Service (“SaaS”) and platform vendors which are driven by a constant need for innovation. Grid Dynamics’ long-lasting expertise in complex open-source technology and in building massively scalable distributed systems, the company-wide culture of agile co-creation as well as a deep understanding of digital commerce have enabled Grid Dynamics to build strong business relationships with the leading players in this sector. For example, Grid Dynamics has been providing software engineering, continuous delivery and deployment automation, machine learning, internal tool development and quality engineering services to one of the largest cloud services providers, becoming one of their key technological services partners.

Retail

By utilizing Grid Dynamics’ deep expertise in the digital retail space and providing a mix of consulting and engineering services, Grid Dynamics enables its clients to win market share, shorten time to market and reduce costs of digital operations. For example, Grid Dynamics has worked closely with a large U.S. retail company over a span of many years to develop a strategic omnichannel transformation program and became a key contributor to the development of a new omnichannel platform including consumer experience, product discovery, analytics and inventory optimization.

CPG/Manufacturing

Grid Dynamics helps its manufacturing customers to harness digital transformation by applying novel approaches to engage the consumers directly and optimize the back-end supply chain. For example, Grid Dynamics accelerated digital transformation in a global CPG company by building direct-to-consumer capabilities, modernizing an omnichannel pricing engine, and optimizing operational efficiency with modern data analytics and AI.

Finance

In the early days of Grid Dynamics, the financial sector recognized it for the ability to tackle high-end technology programs, such as moving from the batch to real-time fraud detection. Today, Grid Dynamics has evolved from a niche provider to a proven partner able to enable agility and time to market in the most challenging regulatory environments. For example, a major commercial bank chose Grid Dynamics to solve the challenge of evolving its security frameworks to realize benefits from cloud and DevOps.

The following table presents our revenues by vertical and revenues as a percentage of total revenues by vertical for the periods indicated:

	Year ended December 31,
	2020		2019		2018
		% of revenue		% of revenue		% of revenue
	(dollars in thousands)
Technology, Media and Telecom	$45,362	40.8%	$32,337	27.3%	$23,485	25.6%
Retail	33,975	30.5%	67,367	56.9%	58,544	63.7%
Finance	13,589	12.2%	12,479	10.6%	8,089	8.8%
CPG/Manufacturing	14,202	12.8%	4,850	4.1%	1,330	1.4%
Other(1)	4,155	3.7%	1,293	1.1%	417	0.5%
Total	$111,283	100.0%	$118,326	100.0%	$91,865	100.0%

(1) Includes Daxx.

	Three months ended March 31,
(unaudited, in thousands, except percentages)	2021	% of revenue	2020	% of revenue
Technology, Media and Telecom	$14,411	36.8%	$10,077	31.1%
Retail	8,850	22.6%	16,099	49.6%
Finance	3,438	8.8%	4,033	12.4%
CPG/Manufacturing	8,725	22.3%	2,183	6.7%
Other	3,710	9.5%	65	0.2%
Total	$39,134	100.0%	$32,457	100.0%

Delivery Model and Operating Structure

Our service delivery model involves using an efficient mix of on-site, off-site and offshore staffing. We believe that the combination of our delivery model optimized for co-innovation and the placement of our technology leaders at clients’ premises creates a key competitive advantage that enables us to better understand and meet a client’s diverse needs.

The majority of Grid Dynamics’ engineering personnel is located within Grid Dynamics’ engineering centers in the United States and CEE. As of March 31, 2021, Grid Dynamics had 2,056 full-time and part-time personnel and delivered services from 12 engineering centers strategically located in the United States, the Netherlands, Russia, Poland, Serbia and Ukraine. With the acquisition of Tacit Knowledge on May 29, 2021, we acquired operations in Moldova, Mexico, the United Kingdom and the United States, including more than 180 employees across those jurisdictions.

Grid Dynamics also places a significant proportion of its IT professionals at client premises and promotes temporary assignments to client locations.

Recent Developments

Warrant Exchanges

During the month of May 2021, we completed a series of warrant exchange transactions with certain holders of our outstanding warrants, as follows:

• On May 15, 2021, we and Explorer Parent LLC, the holder of 291,500 of our outstanding private warrants entered into a warrant exchange agreement pursuant to which it agreed to exchange each of its private warrants for an aggregate of 102,320 shares of our common stock.

• On May 17, 2021, we and Cantor Fitzgerald & Co., the holder of 42,625 of our outstanding private warrants entered into a warrant exchange agreement pursuant to which it agreed to exchange each of its private warrants for an aggregate of 14,962 shares of our common stock.

• On May 19, 2021, we and Shay Capital LLC, the holder of 420,630 of our outstanding publicly traded warrants entered into a warrant exchange agreement. The public warrants were previously issued pursuant to our predecessor’s public offering registered under the Securities Act, pursuant to a prospectus dated October 4, 2018. Pursuant to the warrant exchange agreement, Shay Capital LLC agreed to exchange each of its public warrants for an aggregate of 153,577 shares of our common stock.

These transactions were exempt from registration under Section 3(a)(9) of the Securities Act.

Management Changes

On June 4, 2021, Victoria Livschitz informed us that she would resign as Executive Vice President of Customer Success, effective June 15, 2021. An entity controlled by Ms. Livschitz entered into a consulting agreement with us, effective June 15, 2021 through June 30, 2022, whereby Ms. Livschitz will continue to work on our behalf of the Company with certain strategic accounts mutually agreed from time to time. On June 4, 2021, Max Martynov also resigned as our Chief Technology Officer.

Risk Factors Summary

• We have a relatively short operating history and operate in a rapidly evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not continue to be successful and may adversely impact our stock price.

• We may be unable to effectively manage our growth or achieve anticipated growth, which could place significant strain on our management personnel, systems and resources.

• Our revenues have historically been highly dependent on a limited number of clients and industries that are affected by seasonal trends, and any decrease in demand for outsourced services in these industries may reduce our revenues and adversely affect our business, financial condition and results of operations.

• The impact of the COVID-19 pandemic has and may continue to affect our overall financial performance, business operations, and stock price.

• Our revenues are highly dependent on clients primarily located in the U.S. Any economic downturn in the U.S. or in other parts of the world, including Europe, or disruptions in the credit markets may have a material adverse effect on our business, financial condition and results of operations.

• We face intense competition.

• Damage to our reputation may adversely impact our ability to generate and retain business.

• Our failure to successfully attract, hire, develop, motivate, and retain highly skilled personnel could have a significant adverse effect on our business, financial condition, and results of operations.

• Our business operations may be severely disrupted if we lose the services of our senior executives and key employees.

• Failure to adapt to changing technologies, methodologies, and evolving industry standards may have a material adverse effect on our business, financial condition, and results of operations.

• Security breaches, system failures or errors, and other disruptions to our network could result in disclosure of confidential information and expose us to liability, which would cause our business and reputation to suffer.

• Undetected software design defects, errors or failures may result in loss of business or in liabilities that could have a material adverse effect on our reputation, business and results of operations.

• Acquisitions, strategic investments, partnerships or alliances could be difficult to identify and integrate, divert the attention of management, disrupt our business, dilute stockholder value and adversely affect our financial condition and results of operations, we may not achieve the financial and strategic goals that were contemplated at the time of a transaction, and we may be exposed to claims, liabilities and disputes as a result of the transaction that may adversely impact our business, operating results and financial condition.

Corporate Information

On March 5, 2020, a wholly-owned subsidiary (“Merger Sub 1”) of ChaSerg Technology Acquisition Corp., a Delaware corporation (“ChaSerg”), merged with and into Grid Dynamics International, Inc., a California corporation (“GDI”), with GDI surviving the merger (the “Initial Merger”). Immediately following the Initial Merger, GDI merged with and into another wholly-owned subsidiary of ChaSerg (“Merger Sub 2”) with Merger Sub 2 surviving; Merger Sub 2 was then renamed “Grid Dynamics International, LLC”, and ChaSerg was then renamed “Grid Dynamics Holdings, Inc.” (the “Business Combination”). As of the open of trading on March 6, 2020, the common stock and warrants of Grid Dynamics Holdings, Inc. (“Grid Dynamics”), formerly those of ChaSerg, began trading on The NASDAQ Stock Market LLC (“NASDAQ”) as “GDYN” and “GDYNW”, respectively.

Our principal executive offices are located at 5000 Executive Pkwy Suite 520, San Ramon, CA 94583, and our telephone number is (650) 523-5000.

Our website address is www.griddynamics.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectuses, and you should not consider information contained on our website in deciding whether to purchase shares of our common stock.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Unless expressly indicated or the context requires otherwise, the terms “Grid,” “Grid Dynamics,” “GDYN,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus supplement and the accompanying prospectuses refer to the parent entity formerly named ChaSerg Technology Acquisition Corp., after giving effect to the Business Combination, and as renamed Grid Dynamics Holdings, Inc., and where appropriate, our wholly-owned subsidiaries.

The offering

Issuer	Grid Dynamic Holdings, Inc.
Common stock offered by us	4,000,000 shares (or 5,470,039 shares, assuming the underwriters exercise in full their option to purchase additional shares as described below).
Common stock offered by the selling stockholders	6,100,262 shares (or 6,145,262 shares, assuming the underwriters exercise in full their option to purchase additional shares as described below).
Option to purchase additional shares

We and certain of the selling stockholders have granted the underwriters an option for a period of 30 days to purchase up to an additional 1,470,039 shares from us and 45,000 shares from such selling stockholders of our common stock. The underwriters may exercise this option at any time within 30 days from the date of this prospectus supplement. See “Underwriting”.

Common stock outstanding after giving effect to this offering	58,171,375 shares (or 59,641,414 shares if the underwriters exercise their option to purchase additional shares in full).
Use of proceeds

The principal purposes of this offering are to increase our financial flexibility, obtain additional capital, facilitate an orderly distribution of shares for the selling stockholders and to increase our public float. We intend to use the net proceeds from this offering for working capital, capital expenditures and other general corporate purposes. We may also use a portion of our net proceeds to fund potential acquisitions of, or investments in, technologies or businesses that complement our business, although we have no present commitments or agreements to enter into any such acquisitions or make any such investments. For a more complete description of our intended use of proceed from this offering, see “Use of Proceeds.” We will not receive any proceeds from the sale of common stock by the selling stockholders, including any shares sold to the underwriters upon exercise of their right to purchase additional shares of common stock.

Listing	Our common stock is listed on NASDAQ under the trading symbol “GDYN”.

Dividend Policy

We have never paid any cash dividends on our common stock since our merger with ChaSerg. The payment of cash dividends in the future will be at the sole discretion of our board of directors and will be dependent upon revenues and earnings, if any, capital requirements, and general financial condition from time to time and may be limited by the terms of any financing and/or other agreements entered into by us or our subsidiaries from time to time and by requirements under the laws of our subsidiaries’ respective jurisdictions of incorporation to set aside a portion of their net income in each year to legal reserves. It is presently expected that we will retain all earnings for use in our business operations and, accordingly, it is not expected that our board of directors will declare any dividends in the foreseeable future.

Risk Factors

You should read the section titled “Risk factors” beginning on page S-17 of this prospectus supplement and pages 4 and 9 of the accompanying prospectuses, respectively, and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectuses for a discussion of some of the risks and uncertainties that you should carefully consider before deciding to invest in our common stock.

Except as otherwise stated in this prospectus supplement, the number of shares of our common stock to be outstanding immediately after the closing of this offering is based on 54,171,375 shares of common stock outstanding as of March 31, 2021, and excludes as of that date:

• 6,558,900 shares of our common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of March 31, 2021, with a weighted-average exercise price of $5.15 per share;

• 107,500 shares of our common stock issuable upon the exercise of options to purchase shares of our common stock granted after March 31, 2021, with a weighted-average exercise price of $14.40 per share;

• 2,380,834 shares of our common stock issuable upon the vesting of restricted stock units (“RSUs”) outstanding as of March 31, 2021;

• 948,172 shares of our common stock issuable upon the vesting of performance stock awards outstanding as of March 31, 2021;

• 4,963,231 shares of our common stock issuable upon the exercise of warrants to purchase shares of our common stock outstanding as of March 31, 2021, with an exercise price of $11.50 per share (of which warrants to purchase 754,755 shares of our common stock were exchanged for 270,859 shares of our common stock in May 2021); and

• 9,901,209 shares of our common stock reserved for future issuance under our 2020 Equity Incentive Plan (the “2020 Plan”), and any additional shares that become available under the 2020 Plan pursuant to the provisions thereof.

Except as otherwise indicated, all information in this prospectus supplement assumes:

• no exercise of outstanding options or settlement of outstanding RSUs or performance stock awards subsequent to March 31, 2021;

• no exercise of outstanding warrants subsequent to March 31, 2021; and

• no exercise of the underwriters’ option to purchase additional shares from us and the selling stockholders.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following table sets forth a summary of certain historical financial data as of and for the periods indicated. We derived the summary consolidated statements of operations data for the years ended December 31, 2020 and December 31, 2019 from our audited consolidated financial statements incorporated by reference in this prospectus supplement. We derived the summary consolidated statements of operations data for the three months ended March 31, 2021 and March 31, 2020 and the summary balance sheet data as of March 31, 2021 from our unaudited consolidated financial statements incorporated by reference in this prospectus supplement. Our unaudited condensed interim consolidated financial statements as of March 31, 2021 and for the three months ended March 31, 2021 and 2020 have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of our management, include all normal recurring adjustments necessary for a fair statement of the information set forth therein. Our historical results are not necessarily indicative of the results that may be expected in the future. The summary of our consolidated financial data set forth below should be read together with the consolidated financial statements and the related notes to those statements, as well as the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” incorporated by reference in this prospectus supplement.

	Year Ended December 31,		Three Months Ended March 31,
	2020	2019	2021	2020
	(in thousands)
Statement of Operations Data
Total revenue	$111,283	$118,326	$39,134	$32,457
Income/(loss) from operations	$(15,448)	$15,625	$(1,778)	$(7,034)
Net income/(loss)	$(12,599)	$10,807	$(2,062)	$(4,596)
Comprehensive income/(loss)	$(12,603)	$10,807	$(2,013)	$(4,596)
Basic earnings/(loss) per share(1)	$(0.28)	$0.49	$(0.04)	$(0.16)
Diluted earnings/(loss) per share(1)	$(0.28)	$0.49	$(0.04)	$(0.16)

Cash Flow Data
Net cash provided by/(used in) operating activities	$5,932	$12,534	$3,044	$(2,886)
Net cash used in investing activities	$(18,339)	$(2,811)	$(851)	$(692)
Net cash provided by/(used in) financing activities	$82,967	$14,604	$(15,135)	$82,868

(1) See Note 11 to our audited consolidated financial statements and Note 10 to our unaudited condensed interim consolidated financial statements incorporated by reference in this prospectus supplement for the computation of basic earnings/(loss) per share and diluted earnings/(loss) per share.

Consolidated Balance Sheet Data	As of March 31, 2021
	Actual	As adjusted(1)
Cash and cash equivalents	$99,852 (2)	$167,684
Working capital	$108,617	$176,449
Total assets	$160,297	$228,129
Total liabilities	$20,050	$20,050
Total stockholders’ equity	$140,247	$208,079

(1) Reflects the receipt of $67.8 million in net proceeds from the sale and issuance by us of shares of common stock in this offering at an assumed public offering price of $18.04 per share, the last reported sale price of our common stock on NASDAQ on June 28, 2021, and after deducting estimated underwriting discounts and commissions and estimated offering expenses.

(2) On May 29, 2021, we used a portion of our cash in connection with our acquisition of Tacit Knowledge.

Non-GAAP Measures

To supplement our consolidated financial data presented on a basis consistent with generally accepted accounting principles (“GAAP”), this prospectus supplement contains certain non-GAAP financial measures, including Non-GAAP Gross Profit, Non-GAAP EBITDA, and Non-GAAP Net Income. We have included these non-GAAP financial measures because they are financial measures used by our management to evaluate our core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments, and are among the factors analyzed in making performance-based compensation decisions for key personnel. These measures exclude certain expenses that are required under GAAP. We exclude these items because they are not part of core operations or, in the case of stock-based compensation, non-cash expenses that are determined based in part on our underlying performance.

We believe these supplemental performance measurements are useful in evaluating operating performance, as they are similar to measures reported by our public industry peers and those regularly used by security analysts, investors, and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures are not intended to be a substitute for any GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view our non-GAAP measures in conjunction with GAAP financial measures.

We define and calculates our non-GAAP financial measures as follows:

• Non-GAAP Gross Profit:    Gross profit adjusted for the impact of stock-based compensation and retention bonuses.

• Non-GAAP EBITDA:    Net income before interest income/expense, provision for income taxes and depreciation and amortization, and further adjusted for the impact of stock-based compensation expense, transaction-related costs (which include, when applicable, professional fees, retention bonuses, and consulting, legal and advisory costs related to our merger with ChaSerg and acquisition and capital-raising activities), impairment of goodwill and other income/expenses, net (which includes mainly interest income and expense, foreign currency transaction losses and gains, fair value adjustments and other miscellaneous expenses), and restructuring costs.

• Non-GAAP Net Income:    Net income adjusted for the impact of stock-based compensation, impairment of goodwill, transaction-related costs, restructuring costs, other income/expenses, net, and the tax impacts of these adjustments.

The following table presents the reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures for the annual periods indicated:

	Twelve Months Ended December 31,
	2020	2019
	(in thousands)
Revenue to Non-GAAP Gross Profit
Revenue	$111,283	$118,326
Cost of revenue	$69,662	$70,090
GAAP gross profit	$41,621	$48,236
Retention bonus expense	$1,072	$1,026
Stock-based compensation expense	$840	$148
Non-GAAP gross profit	$43,533	$49,410
GAAP Net Income (Loss) to Non-GAAP EBITDA
GAAP Net Income (loss)	$(12,599)	$10,807
Adjusted for:
Depreciation and amortization	$2,672	$2,311
Provision/(benefit) for income tax	$(2,613)	$4,642
Impairment of goodwill	$—	$139
Stock-based compensation expense	$20,006	$2,441
Transaction and transformation-related costs(1)	$4,407	$3,145
Restructuring(2)	$912	$—
Other (income)/expenses(3)	$(236)	$176
Non-GAAP EBITDA	$12,549	$23,661
GAAP Net Income (Loss) to Non-GAAP Net Income
GAAP Net Income (loss)	$(12,599)	$10,807
Adjusted for:
Impairment of goodwill	$—	$139
Stock-based compensation expense	$20,006	$2,441
Transaction and transformation-related costs(1)	$4,407	$3,145
Restructuring costs(2)	$912	$—
Other (income)/expenses(3)	$(236)	$176
Tax Impact of non-GAAP adjustments(4)	$(5,477)	$(1,221)
Non-GAAP Net Income	$7,013	$15,487

____________

(1) Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.

(2) In the twelve months ended December 31, 2020, we implemented a cost reduction plan and incurred restructuring and severance charges of $0.9 million, primarily resulting from a reduction in workforce and other charges.

(3) Other (income)/expenses consist primarily of losses and gains on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses and other income consists primarily of interest on cash held at banks.

(4) Reflects the estimated tax impact at a normalized tax rate of the non-GAAP adjustments presented in the table.

The following table presents a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures for the interim periods indicated:

	Three Months Ended March 31,
	2021	2020
	(in thousands)
Revenue to Non-GAAP Gross Profit
Revenue	$39,134	$32,457
Cost of revenue	$23,797	$22,639
GAAP gross profit	$15,337	$9,818
Retention bonus expense	$—	$1,072
Stock-based compensation expense	$111	$615
Non-GAAP gross profit	$15,448	$11,505
GAAP Net Loss to Non-GAAP EBITDA
GAAP Net Loss	$(2,062)	$(4,596)
Adjusted for:
Depreciation and amortization	$946	$646
Benefit for income tax	$(766)	$(2,682)
Stock-based compensation expense	$5,671	$4,804
Transaction and transformation-related costs(1)	$424	$3,940
Restructuring(2)	$—	$689
Other expenses(3), net	$1,050	$244
Non-GAAP EBITDA	$5,263	$3,045
GAAP Net Loss to Non-GAAP Net Income
GAAP Net Loss	$(2,062)	$(4,596)
Adjusted for:
Stock-based compensation expense	$5,671	$4,804
Transaction and transformation-related costs(1)	$424	$3,940
Restructuring costs(2)	$—	$689
Other (income)/expenses(3), net	$1,050	$244
Tax Impact of non-GAAP adjustments(4)	$(2,018)	$(3,203)
Non-GAAP Net Income	$3,065	$1,878

____________

(1) Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing, and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.

(2) In the three months ended March 31, 2020, we implemented a cost reduction plan and incurred restructuring and severance charges of $0.7 million, primarily resulting from a reduction in workforce and other charges. We did not incur any restructuring expenses in the three months ended March 31, 2021.

(3) Other expenses consist primarily of losses and gains on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses and other income consists primarily of interest on cash held at banks.

(4) Reflects the estimated tax impact at a normalized tax rate of the non-GAAP adjustments presented in the table.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information contained in this prospectus supplement and the other information included and incorporated by reference into this prospectus supplement and the accompanying prospectuses, before deciding to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business or results of operations.

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties that you should consider before investing in our company, as fully described below. The principal factors and uncertainties that make investing in our company risky include, among others:

• We have a relatively short operating history and operate in a rapidly evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not continue to be successful and may adversely impact our stock price.

• We may be unable to effectively manage our growth or achieve anticipated growth, which could place significant strain on our management personnel, systems and resources.

• Our revenues have historically been highly dependent on a limited number of clients and industries that are affected by seasonal trends, and any decrease in demand for outsourced services in these industries may reduce our revenues and adversely affect our business, financial condition and results of operations.

• The impact of the COVID-19 pandemic has and may continue to affect our overall financial performance, business operations, and stock price.

• Our revenues are highly dependent on clients primarily located in the U.S. Any economic downturn in the U.S. or in other parts of the world, including Europe, or disruptions in the credit markets may have a material adverse effect on our business, financial condition and results of operations.

• We face intense competition.

• Damage to our reputation may adversely impact our ability to generate and retain business.

• Our failure to successfully attract, hire, develop, motivate, and retain highly skilled personnel could have a significant adverse effect on our business, financial condition, and results of operations.

• Our business operations may be severely disrupted if we lose the services of our senior executives and key employees.

• Failure to adapt to changing technologies, methodologies, and evolving industry standards may have a material adverse effect on our business, financial condition, and results of operations.

• Security breaches, system failures or errors, and other disruptions to our network could result in disclosure of confidential information and expose us to liability, which would cause our business and reputation to suffer.

• Undetected software design defects, errors or failures may result in loss of business or in liabilities that could have a material adverse effect on our reputation, business and results of operations.

• Acquisitions, strategic investments, partnerships or alliances could be difficult to identify and integrate, divert the attention of management, disrupt our business, dilute stockholder value and adversely affect our financial condition and results of operations, we may not achieve the financial and strategic goals that were contemplated at the time of a transaction, and we may be exposed to claims, liabilities and disputes as a result of the transaction that may adversely impact our business, operating results and financial condition.

Risks Related to Our Business, Operations and Industry

We have a relatively short operating history and operate in a rapidly evolving industry, which makes it difficult to evaluate future prospects and may increase the risk that we will not continue to be successful and may adversely impact our stock price.

We were founded in 2006 and have a relatively short operating history in the technology services industry, which is competitive and continuously evolving, subject to rapidly changing demands and constant technological developments. As a result, success and performance metrics are difficult to predict and measure. Since services and technologies are rapidly evolving and each company within the industry can vary greatly in terms of the services it provides, its business model and its results of operations, it can be difficult to predict how any company’s services, including ours, will be received in the market.

While many Fortune 1000 enterprises, including our clients, have been willing to devote significant resources to incorporate emerging technologies and related market trends into their business models, they may not continue to spend any significant portion of their budgets on services like those provided by us in the future. Neither our past financial performance nor the past financial performance of any other company in the technology services industry is indicative of how we will fare financially in the future. Our future profits may vary substantially from those of other companies and our past profits, making an investment in us risky and speculative. If clients’ demand for our services declines as a result of economic conditions, market factors or shifts in the technology industry, our business, financial condition and results of operations would be adversely affected.

As a recently formed public company, our stock performance is highly dependent on our ability to successfully execute and grow the business. Consequently, our stock price may be adversely impacted by our inability to execute to our plan, our inability to meet or exceed forward looking financial forecasts, and our inability to achieve our stated short-term and long-term goals.

We may be unable to effectively manage our growth or achieve anticipated growth, which could place significant strain on our management personnel, systems and resources.

Continued growth and expansion may increase challenges we face in recruiting, training and retaining sufficiently skilled professionals and management personnel, maintaining effective oversight of personnel and delivery centers, developing financial and management controls, coordinating effectively across geographies and business units, and preserving our culture and values. Failure to manage growth effectively could have a material adverse effect on the quality of the execution of our engagements, our ability to attract and retain IT professionals, as well as our business, financial condition and results of operations.

In addition, as we increase the size and complexity of projects that we undertake with clients, add new delivery sites, introduce new services or enter into new markets, we may face new market, technological, operational, compliance and administrative risks and challenges, including risks and challenges unfamiliar to us. We may not be able to mitigate these risks and challenges to achieve our anticipated growth or successfully execute large and complex projects, which could materially adversely affect our business, prospects, financial condition and results of operations.

Our revenues have historically been highly dependent on a limited number of clients and industries that are affected by seasonal trends, and any decrease in demand for outsourced services in these industries may reduce our revenues and adversely affect our business, financial condition and results of operations.

Our revenues have historically been highly dependent on a limited number of clients. In the three months ended March 31, 2021 and the year ended December 31, 2020, we generated a significant portion of our revenues from our largest clients. For example, we generated approximately 67% and 86% of our revenue from our 10 largest clients during the three months ended March 31, 2021 and 2020, respectively, and approximately 79% and 87% of our revenue from our 10 largest clients during the years ended December 31, 2020 and 2019, respectively. Our top two clients each accounted for 10% or more of our revenue during the three months ended March 31, 2021 and the year ended December 31, 2020, and our top three clients each accounted for 10% or more of our revenue during the three months ended March 31, 2020 and the year ended December 31, 2019 . Since a substantial portion of our revenue is derived through time and materials contracts, which are mostly short-term in nature, a major client in one year may not provide the same level of revenues for us in any subsequent year. In addition, a significant portion of our revenues is concentrated in our top two industry verticals: technology and retail. Our growth largely depends on our ability to diversify the industries in which we serve, continued demand for our services from clients in these industry verticals and other industries that we may target in the future, as well as on trends in these industries to outsource the type of services we provide.

Our business is also subject to seasonal trends that impact our revenues and profitability between quarters, driven by the timing of holidays in the countries in which we operate and the U.S. retail cycle, which drives the behavior of several of our retail clients. Excluding the impact of growth in our book of business, we have historically recorded higher revenue and gross profit in the second and third quarters of each year compared to the first and fourth quarters of each year. The Christmas holiday season in Russia and Ukraine, for example, falls in the first quarter of the calendar year, resulting in reduced activity and billable hours of our engineering personnel. In addition, many of our retail sector clients tend to slow their discretionary spending during the holiday sale season, which typically lasts from late November (before Thanksgiving) through late December (after Christmas). Such seasonal trends may cause reductions in our profitability and profit margins during periods affected.

A reduction in demand for our services and solutions caused by seasonal trends, downturns in any of our targeted industries, a slowdown or reversal of the trend to outsource IT services in any of these industries or the introduction of regulations that restrict or discourage companies from outsourcing may result in a decrease in the demand for our services and could have a material adverse effect on our business, financial condition and results of operations.

The impact of the COVID-19 pandemic has and may continue to affect our overall financial performance, business operations, and stock price.

In December 2019, a novel coronavirus COVID-19 was reported in China, and in March 2020, the World Health Organization declared it a pandemic. This contagious disease pandemic has continued to spread across the globe and is impacting worldwide economic activity and financial markets, significantly increasing economic volatility and uncertainty. In response to this global pandemic, local, state, and federal governments have been prompted to take unprecedented steps that include, but are not limited to, travel restrictions, closure of businesses, social distancing, and quarantines.

From March 2020 onwards, we started witnessing the impacts of the COVID-19 pandemic to our revenues, largely as a consequence of the effect of the pandemic on the business conditions at some of our customers’ operations. The impacts have been more pronounced at our customers exposed to the retail vertical where store closures resulted in sales being severely impacted. Although we witnessed sequential growth in this vertical in the second half of 2020, revenues from most of our retail customers have not come back to pre-COVID-19 levels. The impact of the pandemic to other verticals of our business has largely been determined by customer-specific dynamics. The ongoing COVID-19 pandemic may pose risks in the future to our business as some of our customers are unable to recover to pre-COVID-19 levels of operation. Examples of the COVID-19 pandemic’s impact to our business have included a temporary scale back to our personnel on projects, our customers placing projects and statements of work (“SOWs”) on temporary hold, and request for longer payment terms. Additionally, because more of our personnel are working remotely, we face increased cyber threats that may affect our systems and networks or those of our clients and contractors, and we anticipate the potential for increased costs to maintain and help secure our infrastructure and data.

Although recent vaccine approvals and rollout have raised hopes of a turnaround in the COVID-19 pandemic later this year, renewed waves and new variants pose concerns for the outlook. Growth may be stymied if virus surges (including from new variants) prove difficult to contain, infections and deaths mount rapidly before vaccines are widely available, and social distancing or lockdowns are more stringent than anticipated. Slower-than-anticipated progress on medical interventions could dampen hopes of a relatively quick exit from the COVID-19 pandemic and weaken confidence. Specifically, vaccine rollout could suffer delays or be uneven, widespread hesitancy could hamper vaccine take-up, vaccines could deliver shorter-lived immunity than anticipated and advances on therapies could be limited. Intensifying social unrest, including due to higher inequality and unequal access to vaccines and therapies, could further complicate the recovery. Moreover, if policy support is withdrawn before full economic recovery, bankruptcies of viable but illiquid companies could mount, leading to further employment and income losses. The ensuing tighter financial conditions could increase rollover risks for vulnerable borrowers, add to the already large number of economies in debt distress, and increase insolvencies among corporations and households.

In the United States, given the widespread impact of the COVID-19 pandemic, substantial governmental support is still required and the recently passed American Rescue Plan may be insufficient for long-term economic sustainability should there be a protracted recovery. Furthermore, investors fleeing the Dollar could elevate inflation expectations and interest rates. Additionally, high unemployment could lead to mortgage and rental defaults adding losses to the commercial banking industry, resulting in higher loan-loss provision, tighter lending standards and lending curtailment. If the impacts of the COVID-19 pandemic are materially prolonged, it could result in a cascade of additional corporate filings for bankruptcies, further eroding market confidence and increasing unemployment rates. Together, these uncertainties and risks could have a material adverse impact not only on our financial condition, business and results of operations in the United States, but also on our consolidated financial conditions, business and results of operations.

There are no comparable recent events which may provide guidance as to the effect of the spread and the ultimate impact of the COVID-19 pandemic. Consequently, the total magnitude of impact to our business and duration of impact is uncertain and difficult to reasonably estimate at this time.

We continue to take precautionary measures intended to minimize the risk of the virus to our employees, our customers, and the communities in which we operate that include suspension of all non-essential travel. All of our facilities in the Central and Eastern Europe (“CEE”) region have been opened for employees to work following local government guidelines. That said, the COVID-19 pandemic has placed restrictions in movement, and the majority of our employees continue to work remotely. Additionally, we have been successful in transitioning the majority of our workforce to work remotely and this has resulted in minimal disruption in our ability to deliver services to our customers.

In the three months ended December 31, 2020 and March 31, 2021, our allowance for doubtful accounts was $0.4 million and $0.2 million, respectively, and we continue to be engaged with all of our customers regarding their ability to fulfill their payment obligations. We continue to review our accounts receivable on a regular basis and have put in place regular review and processes to ensure payments from our customers.

Our revenues are highly dependent on clients primarily located in the U.S. Any economic downturn in the U.S. or in other parts of the world, including Europe, or disruptions in the credit markets may have a material adverse effect on our business, financial condition and results of operations.

The IT services industry is particularly sensitive to the economic environment and tends to decline during general economic downturns. We derive the majority of our revenues from clients in the U.S. In the event of an economic downturn in the U.S. or in other parts of the world, including Europe (where we have gained customers in the Netherlands, Germany and the United Kingdom through our acquisition of Daxx Web Industries B.V. (“Daxx”) in December 2020, as well as through our acquisition of Tacit Knowledge in May 2021), our existing and prospective clients may reduce or postpone their technology spending significantly, which may in turn lower the demand for our services and may have a material adverse effect on our business, financial condition and results of operations. In addition, if a disruption in the credit markets were to occur, it could pose a risk to our business if clients or vendors are unable to obtain financing to meet payment or delivery obligations to us or if we are unable to obtain necessary financing. The COVID-19 pandemic has had adverse effects on economies and financial markets globally, which have particularly impacted many small, medium as well as large-sized businesses. Although the U.S. government and others throughout the world have or have taken steps to provide monetary and fiscal assistance to individuals and businesses affected by the pandemic, it is unclear whether these government actions will be sufficient to successfully avert or mitigate any economic downturn. Any economic downturn resulting from the COVID-19 pandemic and preventative measures taken by governments and private business worldwide could decrease technology spending and negatively affect demand for our offerings, which could materially adversely affect our business, prospects, financial condition and results of operations.

We face intense competition.

The market for technology and IT services is highly competitive and subject to rapid change and evolving industry standards and we expect competition to persist and intensify. We face competition from offshore IT services providers in other outsourcing destinations with low wage costs such as India, China, CEE countries and Latin America, as well as competition from large, global consulting and outsourcing firms and in-house IT departments of large corporations. Industry clients tend to engage multiple IT services providers instead of using an exclusive IT services provider, which could reduce our revenues to the extent that our clients obtain services from competing companies. Industry clients may prefer IT services providers that have more locations or that are based in countries that are more cost-competitive, stable and/or secure than some of the emerging markets in which we operate.

Our primary competitors include IT service providers such as Andersen Lab, Ciklum, EPAM Systems, Inc., Globant S.A. and Endava plc; global consulting and traditional IT services companies, such as Accenture plc, Capgemini SE, Cognizant Technology Solutions Corporation, SoftServe, Inc. and Tata Consultancy Services Limited; and in-house development departments of our clients. Many of our present and potential competitors have substantially greater financial, marketing and technical resources, and name recognition than we do. Therefore, they may be able to compete more aggressively on pricing or devote greater resources to the development and promotion of technology and IT services and we may be unable to retain our clients while competing against such competitors. Increased competition as well as our inability to compete successfully may have a material adverse effect on our business, prospects, financial condition and results of operations.

Damage to our reputation may adversely impact our ability to generate and retain business.

Since our business involves providing tailored services and solutions to clients, we believe that our corporate reputation is a significant factor when an existing or prospective client is evaluating whether to engage our services as opposed to those of our competitors. In addition, we believe that our brand name and reputation also play an important role in recruiting, hiring and retaining highly skilled personnel.

However, our brand name and reputation is potentially susceptible to damage by factors beyond our control, including actions or statements made by current or former clients and employees, competitors, vendors, adversaries in legal proceedings, government regulators and the media. There is a risk that negative information about us, even if untrue, could adversely affect our business. Any damage to our reputation could be challenging to repair, could make potential or existing clients reluctant to select us for new engagements, could adversely affect our recruitment and retention efforts, and could also reduce investor confidence.

Our failure to successfully attract, hire, develop, motivate, and retain highly skilled personnel could have a significant adverse effect on our business, financial condition, and results of operations.

Our continued growth and success and operational efficiency is dependent on our ability to attract, hire, develop, motivate and retain highly skilled personnel, including IT engineers and other technical personnel, in the geographically diverse locations in which we operate. Competition for highly skilled IT professionals can be intense in the regions in which we operate, and we may experience significant employee attrition rates due to such competition. While our management targets a voluntary attrition rate (expressed as a percentage) no higher than in the low-twenties, the significant market demand for highly skilled IT personnel and competitors’ activities may induce our qualified personnel to leave and make it more difficult for us to recruit new employees with suitable knowledge, experience and professional qualifications. High attrition rates of IT personnel would increase our operating costs, including hiring and training costs, and could have an adverse effect on our ability to complete existing contracts in a timely manner, meet client objectives and expand our business. Failure to attract, hire, develop, motivate and retain personnel with the skills necessary to serve our clients could decrease our ability to meet and develop ongoing and future business and could materially adversely affect our business, financial condition and results of operations.

Our business operations may be severely disrupted if we lose the services of our senior executives and key employees.

Our success depends substantially upon the continued services of our senior executives and other key employees. If we lose the services of one or more of such senior executives or key employees, as recently occurred in June 2021 when Victoria Livschitz resigned as Executive Vice President of Customer Success and became our consultant and Max Martynov resigned as our Chief Technology Officer, our business operations can be disrupted, and we may not be able to replace them easily or at all. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

Failure to adapt to changing technologies, methodologies, and evolving industry standards may have a material adverse effect on our business, financial condition, and results of operations.

We operate in an industry characterized by rapidly changing technologies, methodologies and evolving industry standards. Our future success depends in part upon our ability to anticipate developments in our industry, enhance our existing services and to develop and introduce new services to keep pace with such changes and developments and to meet changing client needs.

Development and introduction of new services and products is expected to become increasingly complex and expensive, involve a significant commitment of time and resources, and subject to a number of risks and challenges, including:

• difficulty or cost in updating services, applications, tools and software and in developing new services quickly enough to meet clients’ needs;

• difficulty or cost in making some features of software work effectively and securely over the internet or with new or changed operating systems;

• difficulty or cost in updating software and services to keep pace with evolving industry standards, methodologies, regulatory and other developments in the industries where our clients operate; and

• difficulty or cost in maintaining a high level of quality and reliability as we implement new technologies and methodologies.

We may not be successful in anticipating or responding to these developments in a timely manner, and even if we do so, the services, technologies or methodologies we develop or implement may not be successful in the marketplace. Furthermore, services, technologies or methodologies that are developed by competitors may render our services non-competitive or obsolete. Our failure to adapt and enhance our existing services and to develop and introduce new services to promptly address the needs of our clients may have a material adverse effect on our business, financial condition and results of operations.

Security breaches, system failures or errors, and other disruptions to our network could result in disclosure of confidential information and expose us to liability, which would cause our business and reputation to suffer.

We often have access, or are required, to collect, process, transmit and store sensitive or confidential client and customer data, including intellectual property, proprietary business information of Grid Dynamics and our clients, and personally identifiable information of our clients, customers, employees, contractors, service providers, and others. We use our data centers and networks, and certain networks and other facilities and equipment of our contractors and service providers, for these purposes. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks and disruptions by hackers or other third parties or otherwise may be breached due to human error, phishing attacks, social engineering, malfeasance or other disruptions. During the COVID-19 pandemic, because more of our personnel are working remotely, we face increased risks of such attacks and disruptions that may affect our systems and networks or those of our clients and contractors. Any such breach or disruption could compromise our data centers, networks and other equipment and the information stored or processed there could be accessed, disclosed, altered, misappropriated, lost or stolen. In addition, any failure or breach of security in a client’s system relating to the services we provide could also result in loss or misappropriation of, or unauthorized access, alteration, use, acquisition or disclosure of sensitive or confidential information, and may result in a perception that we or our contractors or service providers caused such an incident, even if Grid Dynamics’ and our contractors’ networks and other facilities and equipment were not compromised.

Our contractors and service providers face similar risks with respect to their facilities and networks used by us, and they also may suffer outages, disruptions, and security incidents and breaches. Breaches and security incidents suffered by us and our contractors and service providers may remain undetected for an extended period. Any such breach, disruption or other circumstance leading to loss, alteration, misappropriation, or unauthorized use, access, acquisition, or disclosure of sensitive or confidential client or customer data suffered by us or our contractors or service providers, or the perception that any may have occurred, could expose us to claims, litigation, and liability, regulatory investigations and proceedings, cause us to lose clients and revenue, disrupt our operations and the services provided to clients, damage our reputation, cause a loss of confidence in our products and services, require us to expend significant resources to protect against further breaches and to rectify problems caused by these events, and result in significant financial and other potential losses.

Our errors and omissions insurance covering certain damages and expenses may not be sufficient to compensate for all liability. Although we maintain insurance for liabilities incurred as a result of certain security-related damages, we cannot be certain that our coverage will be adequate for liabilities actually incurred, that insurance will continue to be available to us on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceeds available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, including our financial condition, results of operations, and reputation.

Undetected software design defects, errors or failures may result in loss of business or in liabilities that could have a material adverse effect on our reputation, business and results of operations.

Our services involve developing software solutions for our clients and we may be required to make certain representations and warranties to our clients regarding the quality and functionality of our software. Given that our software solutions have a high degree of technological complexity, they could contain design defects or errors that are difficult to detect or correct. We cannot provide assurances that, despite testing by us, errors or defects will not be found in our software solutions. Any such errors or defects could result in litigation, other claims for damages against us, the loss of current clients and loss of, or delay in, revenues, loss of market share, a failure to attract new clients or achieve market acceptance, diversion of development resources, increased support or service costs, as well as reputational harm and thus could have a material adverse effect on our reputation, business, prospects, financial condition and results of operations.

We do not have long-term commitments from our clients, and our clients may terminate contracts before completion or choose not to renew contracts.

Our clients are generally not obligated for any long-term commitments to us. Although a substantial majority of our revenues are generated from repeated business, which we define as revenues from a client who also contributed to our revenues during the prior year, our engagements with our clients are typically for projects that are singular in nature. In addition, our clients can terminate many of our master services agreements and work orders with or without cause, and in most cases without any cancellation charge. Therefore, we must seek to obtain new engagements when our current engagements are successfully completed or are terminated as well as maintain relationships with existing clients and secure new clients to expand our business.

There are a number of factors relating to our clients that are outside of our control which might lead them to terminate a contract or project with us, including:

• financial difficulties for the client;

• a change in strategic priorities, resulting in elimination of the impetus for the project or a reduced level of technology spending;

• a change in outsourcing strategy resulting in moving more work to the client’s in-house technology departments or to our competitors;

• the replacement by our clients of existing software with packaged software supported by licensors; and

• mergers and acquisitions or significant corporate restructurings.

Failure to perform or observe any contractual obligations could result in cancellation or non-renewal of a contract, which could cause us to experience a higher than expected number of unassigned employees and an increase in our cost of revenues as a percentage of revenues, until we are able to reduce or reallocate our headcount. The ability of our clients to terminate agreements makes our future revenues uncertain. We may not be able to replace any client that elects to terminate or not renew its contract with us, which could materially adversely affect our revenues and thus our results of operations.

In addition, some of our agreements specify that if a change of control of our company occurs during the term of the agreement, the client has the right to terminate the agreement. If any future event triggers any change-of-control provision in our client contracts, these master services agreements may be terminated, which would result in loss of revenues.

Failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on our reputation, business, financial condition, and results of operations.

Our business is dependent on our ability to successfully deliver contracted services in a timely manner. Any partial or complete failure of our equipment or systems, or any major disruption to basic infrastructure like power and telecommunications in the locations in which we operate, could impede our ability to provide contracted services to our clients. In addition, if our professionals make errors in the course of delivering services to our clients or fail to consistently meet the service requirements of a client, these errors or failures could disrupt the client’s business. Any failure to successfully deliver contracted services or causing disruptions to a client’s business, including the occurrence of any failure in a client’s system or breach of security relating to the services provided by us, may expose us to substantial liabilities and have a material adverse effect on our reputation, business, financial condition and results of operations.

Additionally, our clients may perform audits or require us to perform audits and provide audit reports with respect to the IT and financial controls and procedures that we use in the performance of services for our clients. Our ability to acquire new clients and retain existing clients may be adversely affected and our reputation could be harmed if we receive a qualified opinion, or if we cannot obtain an unqualified opinion in a timely manner, with respect to our controls and procedures in connection with any such audit. We could also incur liability if our controls and procedures, or the controls and procedures we manage for a client, were to result in an internal control failure or impair our client’s ability to comply with its own internal control requirements. If we or our partners fail to meet our contractual obligations or otherwise breach obligations to our clients, we could be subject to legal liability, which may have a material and adverse effect on our reputation, business, financial condition, and results of operations.

We rely on software, hardware and SaaS technologies from third parties that may be difficult to replace or that may cause errors or defects in, or failures of, our services or solutions.

We rely on software and hardware from various third parties as well as hosted Software as a Service (“SaaS”) applications from third parties to deliver our services and solutions. If any of these software, hardware or SaaS applications become unavailable due to loss of license, extended outages, interruptions, or because they are no longer available on commercially reasonable terms, there may be delays in the provisioning of our services until equivalent technology is either developed by us, or, if available, is identified, obtained and integrated, which could increase our expenses or otherwise harm our business. Furthermore, any errors or defects in or failures of third-party software, hardware or SaaS applications could result in errors or defects in or failures of our services and solutions, which could be costly to correct and have an adverse effect on our reputation, business, financial condition and results of operations.

Existing insurance coverage and limitation of liability provisions in service contracts may be inadequate to protect us against losses.

We maintain certain insurance coverage, including professional liability insurance, director and officer insurance, property insurance for certain of our facilities and equipment, and business interruption insurance for certain of our operations. However, we do not insure for all risks in our operations and if any claims for injury are brought against us, or if we experience any business disruption, litigation or natural disaster, we might incur substantial costs and diversion of resources.

Most of the agreements we have entered into with our clients require us to purchase and maintain specified insurance coverage during the terms of the agreements, including commercial general insurance or public liability insurance, umbrella insurance, product liability insurance, and workers’ compensation insurance. Some of these types of insurance are not available on reasonable terms or at all in some countries in which we operate.

Our liability for breach of our obligations is in some cases limited under client contracts. Such limitations may be unenforceable or otherwise may not protect us from liability for damages. In addition, our existing contracts may not limit certain liabilities, such as claims of third parties for which we may be required to indemnify our clients. The successful assertion of one or more large claims against us in amounts greater than those covered by our current insurance policies could materially adversely affect our business, financial condition and results of operations. Even if such assertions against us are unsuccessful, we may incur reputational harm and substantial legal fees.

If we are not able to maintain an effective system of internal control over financial reporting, current and potential investors could lose confidence in our financial reporting, which could harm our business and have an adverse effect on our stock price. Management identified a material weakness in our internal controls over financial reporting in 2019 and although this material weakness has since been remediated, we cannot provide assurances that additional material weaknesses, or significant deficiencies, will not occur in the future.

Any failure to maintain effective internal controls over our financial reporting could materially and adversely affect us. Section 404 of the Sarbanes-Oxley Act requires us to include in our annual reports on Form 10-K an assessment by management of the effectiveness of our internal controls over financial reporting. In addition, we will be required to have our independent public accounting firm attest to and report on management’s assessment of the effectiveness of our internal control over financial reporting when we cease qualifying as an “emerging growth company” pursuant to the JOBS Act. If we are unable to conclude that we have effective internal control over financial reporting or, if our independent auditors are unable to provide us with an attestation and an unqualified report as to the effectiveness of our internal control over financial reporting, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities.

In 2019, management identified a material weakness in our internal control over financial reporting. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. Subsequent to the original issuance of the private company financial statements for the year ended December 31, 2018, we identified balances that were accounted for or presented incorrectly under GAAP relating to stock-based compensation and the presentation of retention bonuses and depreciation on the consolidated statement of income and comprehensive income.

The material weakness identified was a lack of sufficient resources with appropriate depth and experience to interpret complex accounting guidance and prepare financial statements and related disclosures in accordance with GAAP.

We have taken steps to enhance our internal control environment, including hiring a new Chief Financial Officer in December 2019, hiring a Global Controller in May 2020, and hiring additional qualified accounting and financial reporting personnel. Additionally, our new enterprise resource planning system, which has been implemented in phases since January 2020, has enhanced our internal controls over financial reporting. Given a combination of increased personnel, greater automation with software systems, and implementation of more detailed processes and procedures over the course of the year ended December 31, 2020, management considers this material weakness to have been remediated as of December 31, 2020.

If additional material weaknesses, or significant deficiencies, in internal controls are discovered in the future, they may adversely affect our ability to record, process, summarize and report financial information in a timely and accurate manner and, as a result, our financial statements may contain material misstatements or omissions.

Our global business, especially in CIS and CEE countries, exposes us to significant legal, economic, tax and political risks.

We have significant operations in certain emerging market economies, which creates legal, economic, tax and political risks. Risks inherent in conducting international operations include:

• less established legal systems and legal ambiguities, inconsistencies and anomalies;

• changes in laws and regulations;

• application and imposition of protective legislation and regulations relating to import or export, including tariffs, quotas and other trade protection measures;

• difficulties in enforcing intellectual property and/or contractual rights;

• bureaucratic obstacles and corruption;

• compliance with a wide variety of foreign laws, including those relating to privacy and data protection;

• restrictions on the repatriation of dividends or profits;

• expropriation or nationalization of property;

• restrictions on currency convertibility and exchange controls;

• fluctuations in currency exchange rates;

• potentially adverse tax consequences;

• competition from companies with more experience in a particular country or with international operations;

• civil strife;

• unstable political and military situations; and

• overall foreign policy and variability of foreign economic conditions, including the effects of the COVID-19 pandemic.

The legal systems of Russia, Ukraine, Poland and Serbia, where we have significant operations, as well as Moldova, where we have acquired operations through the Tacit Knowledge acquisition completed on May 29, 2021, are often beset by legal ambiguities as well as inconsistencies and anomalies due to the relatively recent enactment of many laws that may not always coincide with market developments. Furthermore, legal and bureaucratic obstacles and corruption exist to varying degrees in each of these countries. In such environments, our competitors may receive preferential treatment from governments, potentially giving them a competitive advantage. Governments may also revise existing contract rules and regulations or adopt new ones at any time and for any reason, and government officials may apply contradictory or ambiguous laws or regulations in ways that could materially adversely affect our business and operations in such countries. Any of these changes could impair our ability to obtain new contracts or renew or enforce contracts under which we currently provide services or to which we are a party. Any new contracting methods could be costly or administratively difficult for us to implement, which could materially adversely affect our business and operations. We cannot guarantee that regulators, judicial authorities or third parties in Russia, Ukraine, Poland and Serbia will not challenge our (including our subsidiaries’) compliance with applicable laws, decrees and regulations. In addition to the foregoing, selective or arbitrary government actions may include withdrawal of licenses, sudden and unexpected tax audits, criminal prosecutions and civil actions, all of which could have a material adverse effect on our business, financial condition and results of operations.

The banking and other financial systems in certain Commonwealth of Independent States (“CIS”) and CEE countries where we operate remain subject to periodic instability and generally do not meet the banking standards of more developed markets. A financial crisis or the bankruptcy or insolvency of banks through which we receive, or with which we hold, funds may result in the loss of our deposits or adversely affect our ability to complete banking transactions in that region, which could materially adversely affect our business and financial condition.

Furthermore, existing tensions and the emergence of new or escalated tensions in CIS and CEE countries could further exacerbate tensions between such countries and the U.S. Such tensions, concerns regarding information security, and potential imposition of additional sanctions by the U.S. and other countries may discourage existing or prospective clients to engage our services, have a negative effect on our ability to develop or maintain our operations in the countries where we currently operate, and disrupt our ability to attract, hire and retain employees. The occurrence of any such event may have a material adverse effect on our business, financial condition and results of operations.

As a result of our acquisition of Tacit Knowledge on May 29, 2021, we have acquired operations in Guadalajara, Mexico. The laws and regulations in Mexico to which we have become subject thereby, and interpretations thereof, may change, sometimes substantially, as a result of a variety of factors beyond our control, including political, economic, regulatory or social events. As a result of amendments in May 2019 to the Mexican Federal Labor Law (Ley Federal del Trabajo) and other related regulations, among other things, new labor authorities and courts were created, new bargaining procedures were implemented and provisions related to employees’ freedom of association and organization, collective bargaining agreements, and rules against labor discrimination were issued or amended. We cannot assure you that these changes will not lead to an increase in litigation, labor activism or increasingly contentious labor relations, which in turn may adversely affect our business, financial condition, results of operations and prospects, particularly in Mexico. These and any other policies, laws and regulations which are further adopted could result in a deterioration of investment sentiment, political and economic uncertainty, and increased costs for our business, which may in turn have a material adverse effect on our business, financial condition, liquidity and results of operations.

The extent to which the COVID-19 pandemic continues to impact our results will depend on future developments, which are highly uncertain and cannot be predicted, including the duration of the pandemic, travel restrictions and social distancing in the CIS and CEE countries, the U.S. and other countries, business closures or business disruptions and the effectiveness of actions taken by governments and private businesses to attempt to contain and treat the disease. Any prolonged shut down of a significant portion of global economic activity or downturn in the global economy, along with any adverse effects on industries in which our customers operate, could materially and adversely impact our business, results of operations and financial condition.

Our results of operations and financial condition could be materially affected by the enactment of legislation implementing changes in the U.S. taxation of international business activities or the adoption of other tax reform policies.

On April 7, 2021, the U.S. Department of the Treasury released the Made in America tax plan. The document describes President Biden’s proposals for U.S. tax reform, which include raising the U.S. federal corporate income tax from 21% to 28% and replacing the Base Erosion and Anti-Abuse Tax with SHIELD (Stopping Harmful Inversions and Ending Low-tax Developments), a regime for preventing foreign corporations from shifting profits to lower-taxed jurisdictions. If enacted, these and other proposed changes could have an adverse impact on our business, results of operations, financial condition and cash flow.

The tax rates and rules applicable to our stockholders could be materially affected by the enactment of legislation implementing changes in U.S. tax law.

There have been reports that President Biden’s tax reform proposals may include increases to the tax rates applicable to individuals, including the long-term capital gains rate for individuals whose gross income exceeds certain limits. If these or other proposals are enacted, the tax consequences to U.S. Holders (as defined below) of owning and disposing of our common shares may differ from those discussed below in “Material U.S. Federal Income and Estate Tax Consequences for Non-U.S. Holders of Common Stock.” Potential Investors are urged to consult their own tax advisors on the potential impact of U.S. tax reform to an investment in our common shares.

Our effective tax rate could be adversely affected by several factors.

We conduct business globally and file income tax returns in multiple jurisdictions. Our effective tax rate could be materially adversely affected by several factors, including changes in the amount of income taxed by, or allocated to, the various jurisdictions in which we operate that have differing statutory tax rates; changing tax laws, regulations and interpretations of such tax laws in multiple jurisdictions; and the resolution of issues arising from tax audits or examinations and any related interest or penalties. In particular, there have been significant changes to the taxation systems in CEE countries in recent years as the authorities have gradually replaced or introduced new legislation regulating the application of major taxes such as corporate income tax, value-added tax, corporate property tax, personal income taxes and payroll taxes. Furthermore, any significant changes to the Tax Cuts and Jobs Act (“U.S. Tax Act”) enacted in 2017, or to regulatory guidance associated with the U.S. Tax Act, could materially adversely affect our effective tax rate.

The determination of our provision for income taxes and other tax liabilities requires estimation, judgment and calculations where the ultimate tax determination may not be certain. Our determination of tax liability is always subject to review or examination by authorities in various jurisdictions. If a tax authority in any jurisdiction reviews any of our tax returns and proposes an adjustment, including a determination that the transfer prices and terms we have applied are not appropriate, such an adjustment could have an adverse effect on our business, financial condition and results of operations.

We are unable to predict what tax reforms may be proposed or enacted in the future or what effect such changes would have on our business, but such changes, to the extent they are brought into tax legislation, regulations, policies or practices in jurisdictions in which we operate, could increase the estimated tax liability that we have expensed to date and paid or accrued on our balance sheets, and otherwise affect our financial position, future results of operations, cash flows in a particular period and overall or effective tax rates in the future in countries where we have operations, reduce post-tax returns to our stockholders and increase the complexity, burden and cost of tax compliance.

There may be adverse tax and employment law consequences if the independent contractor status of some of our personnel or the exempt status of our employees is successfully challenged.

Certain of our personnel are retained as independent contractors. The criteria to determine whether an individual is considered an independent contractor or an employee are typically fact intensive and vary by jurisdiction, as can the interpretation of the applicable laws. If a government authority or court makes any adverse determination with respect to some or all of our independent contractors, we could incur significant costs, including for prior periods, in respect of tax withholding, social security taxes or payments, workers’ compensation and unemployment contributions, and recordkeeping, or we may be required to modify our business model, any of which could materially adversely affect our business, financial condition and results of operations.

Global mobility of employees may potentially create additional tax liabilities for us in different jurisdictions.

In performing services to clients, our employees may be required to travel to various locations. Depending on the length of the required travel and the nature of employees’ activities the tax implications of travel arrangements vary, with generally more extensive tax consequences in cases of longer travel. Such tax consequences mainly include payroll tax liabilities related to employee compensation and, in cases envisaged by international tax legislation, taxation of profits generated by employees during their time of travel.

We have internal procedures, policies and systems, including an internal mobility program, for monitoring our tax liabilities arising in connection with the business travel. However, considering that the tax authorities worldwide are paying closer attention to global mobility issues, our operations may be adversely affected by additional tax charges related to the activity of our mobile employees.

Loss of taxation benefits related to our employment-related taxes that are enjoyed in Russia could have a negative impact on our operating results and profitability.

The Russian government provides qualified Russian IT companies with substantial tax benefits through a reduced social contribution charge rate program. This program resulted in savings for us of approximately $1.8 million in the fiscal year ended December 31, 2020 and approximately $2.3 million in the fiscal year ended December 31, 2019. However, the reduced tax rates for social contributions (16% in total) are a temporary measure. In 2016, application of reduced rates was prolonged until 2023, after which the Russian government may take the decision to gradually increase the tax rates. If the Russian government were to change its favorable treatment of Russian IT companies by modifying or repealing its current favorable tax measures, or if we become ineligible for such favorable treatment, it would significantly impact our financial condition and results of operations.

Tax authorities may disagree with our positions and conclusions regarding certain tax positions, or may apply existing rules in an arbitrary or unforeseen manner, resulting in unanticipated costs, taxes or non-realization of expected benefits.

A tax authority may disagree with tax positions that we have taken, which could result in increased tax liabilities. For example, a tax authority could challenge our allocation of income by tax jurisdiction and the amounts paid between our affiliated companies pursuant to our intercompany arrangements and transfer pricing policies, including methodologies for valuing developed technology and amounts paid with respect to our intellectual property development.

A tax authority may take the position that material income tax liabilities, interest and penalties are payable by us, where there has been a technical violation of contradictory laws and regulations that are relatively new and have not been subject to extensive review or interpretation, in which case we expect that we might contest such assessment. High-profile companies can be particularly vulnerable to aggressive application of unclear requirements. Many companies must negotiate their tax bills with tax inspectors who may demand higher taxes than applicable law appears to provide. Contesting such an assessment may be lengthy and costly and if we were unsuccessful in disputing the assessment, the implications could increase our anticipated effective tax rate, where applicable.

Our business, financial condition and results of operations may be adversely affected by fluctuations in foreign currency exchange rates.

Our functional currency, as well as the functional currency of all of our subsidiaries, is the U.S. dollar (with the exception of Daxx, the functional currency of which is the Euro). However, we are exposed to foreign currency exchange transaction risk related to funding our non-U.S. operations and to foreign currency translation risk related to certain of our subsidiaries’ cash balances that are denominated in currencies other than the U.S. dollar as we do not currently hedge our foreign currency exposure. In addition, our profit margins are subject to volatility as a result of changes in foreign exchange rates. In the year ended December 31, 2020, approximately 14%, 12% and 10% of our $126.7 million of combined cost of revenue and total operating expenses were denominated in the Russian rouble, Ukrainian hryvnia and Polish zloty, respectively, compared to approximately 22%, 13%, and 12% of our $102.7 million of combined cost of revenue and total operating expenses in the year ended December 31, 2019. In the three months ended March 31, 2021, approximately 11%, 25% and 8% of Grid Dynamics’ $40.9 million of combined cost of revenue and total operating expenses were denominated in the Russian ruble, Ukrainian hryvnia and Polish zloty, respectively. Comparatively, the same foreign currencies accounted for approximately 18%, 11% and 10% of Grid Dynamics’ $39.5 million of combined cost of revenue and total operating expenses in the three months ended March 31, 2020. Any significant fluctuations in currency exchange rates may have a material impact on our business and results of operations. In some countries, we may be subject to regulatory or practical restrictions on the movement of cash and the exchange of foreign currencies, which would limit our ability to use cash across our global operations and increase our exposure to currency fluctuations. This risk could increase as we continue expanding our global operations, which may include entering emerging markets that may be more likely to impose these types of restrictions. Currency exchange volatility caused by political or economic instability or other factors, could also materially impact our results. See the section titled “Quantitative and Qualitative Disclosures about Market Risk — Foreign Currency Exchange Rate Risk” in our most recent annual report on Form 10-K and quarterly report on Form 10-Q for more information about our exposure to foreign currency exchange rates.

We may be exposed to liability for actions taken by its subsidiaries.

In certain cases, we may be jointly and severally liable for losses of our subsidiaries. Irrespective of incurring liability for losses of our subsidiaries, we may incur secondary liability and, in certain cases, liability to creditors for obligations of our subsidiaries in certain instances involving bankruptcy or insolvency.

In particular, under Article 53, Part 1 of the Russian Civil Code, a “controlling person” of a legal entity may be held directly liable for losses that the entity suffers because of his or her “fault,” and any agreement that seeks to limit or waive such liability will not be valid. Generally, a controlling person is anyone who holds the power to determine the entity’s actions, including the right to direct the actions of officers or executives. When a controlling person causes losses, officers and executives may all be held jointly and severally liable (a parent entity may also be held jointly liable with a subsidiary for actions directed by the parent or made with its consent). Liability may also apply to stockholders or controlling persons when the company is a foreign legal entity but conducts its business primarily in Russia.

Further, an effective parent is secondarily liable for an effective subsidiary’s debts if the effective subsidiary becomes insolvent or bankrupt as a result of the action or inaction of the effective parent. Compensation for the effective subsidiary’s losses from the effective parent that caused the effective subsidiary to take action or fail to take action, knowing that such action or failure to take action would result in losses, may be claimed, inter alia, by the other stockholders of the effective subsidiary, the administrators and creditors in an insolvency proceeding. We could be found to be the effective parent of the subsidiaries, in which case we could become liable for their debts, which could have a material adverse effect on our business, financial condition and results of operations or prospects.

Our profitability may suffer if we are unable to maintain our resource utilization and productivity levels.

As most of our client projects are performed and invoiced on a time and materials basis, our management tracks and projects billable hours as an indicator of business volume and corresponding resource needs for IT professionals. To maintain our gross profit margins, we must effectively utilize our IT professionals, which depends on our ability to:

• integrate and train new personnel;

• efficiently transition personnel from completed projects to new assignments;

• forecast customer demand for services; and

• deploy personnel with appropriate skills and seniority to projects.

If we experience a slowdown or stoppage of work for any client, or on any project for which we have dedicated personnel or facilities, including any adverse impacts from the COVID-19 pandemic, which occurred in the second quarter, and to a lesser extent, in the third quarter of 2020, we may be unable to reallocate these personnel or assets to other clients and projects to keep their utilization and productivity levels high. If we are unable to maintain appropriate resource utilization levels, our profitability may suffer.

If we are unable to accurately estimate the cost of service or fail to maintain favorable pricing for our services, our contracts may be unprofitable.

While fixed-fee contracts currently represent an immaterial portion of overall revenue for the periods presented, Grid Dynamics expects proportionate revenue from fixed-fee contracts to increase in future periods. In order for our contracts to be profitable, we must be able to accurately estimate our costs to provide the services required by the applicable contract and appropriately price our contracts. Such estimates and pricing structures used by us for our contracts are highly dependent on internal forecasts, assumptions and predictions about our projects, the marketplace, global economic conditions (including foreign exchange volatility) and the coordination of operations and personnel in multiple locations with different skill sets and competencies. Due to the inherent uncertainties that are beyond our control, we may underprice our projects, fail to accurately estimate the costs of performing the work or fail to accurately assess the risks associated with potential contracts. In select cases, we also offer volume discounts once a client reaches certain contractual spend thresholds, which may lower the reference price for a client or result in a loss of profits if we do not accurately estimate the amount of discounts to be provided. We may not be able to recognize revenues from fixed-fee contracts in the period in which our services are performed, which may cause our margins to fluctuate. Any increased or unexpected costs, delays or failures to achieve anticipated cost savings, or unexpected risks we encounter in connection with the performance of our contracts, including those caused by factors outside our control, could make these contracts less profitable or unprofitable.

We face risks associated with the long selling and implementation cycle for our services that require significant resource commitments prior to realizing revenues for those services.

We have a long selling cycle for our services, which requires us to expend substantial time and resources to educate clients on the value of our services and our ability to meet their requirements. In certain cases, we may begin work and incur costs prior to executing a contract. Our selling cycle is subject to many risks and delays over which we have little or no control, including clients’ decisions to choose alternatives to our services (such as other IT services providers or in-house resources) and the timing of clients’ budget cycles and approval processes. Therefore, selling cycles for new clients can be especially unpredictable and we may fail to close sales with prospective clients to whom we have devoted significant time and resources. Any significant failure to generate revenues or delays in recognizing revenues after incurring costs related to sales processes could have a material adverse effect on our business, financial condition and results of operations.

Failure to obtain engagements for and effectively manage increasingly large and complex projects may have an adverse effect on our business, financial condition and results of operations.

Our operating results are dependent on the scale of our projects and the prices we are able to charge for our services. In order to successfully perform larger and more complex projects, we need to establish and maintain effective, close relationships with our clients, continue high levels of client satisfaction and develop a thorough understanding of our clients’ needs. We may also face a number of challenges managing larger and more complex projects, including:

• maintaining high quality control and process execution standards;

• maintaining planned resource utilization rates on a consistent basis;

• using an efficient mix of on-site, off-site and offshore staffing;

• maintaining productivity levels;

• implementing necessary process improvements;

• recruiting and retaining sufficient numbers of highly skilled IT personnel; and

• controlling costs.

There is no guarantee that we may be able to overcome such challenges. In addition, large and complex projects may involve multiple engagements or stages, and there is a risk that a client may choose not to retain us for additional stages or may cancel or delay additional planned engagements. Our failure to successfully obtain engagements for and effectively manage large and complex projects may have an adverse effect on our business, financial condition and results of operations.

Increases in compensation expenses, including stock-based compensation expenses, could lower our profitability, and dilute our existing stockholders.

Wages and other compensation costs in the countries in which we maintain significant operations and delivery centers are lower than comparable wage costs in more developed countries. However, wages in the technology industry in these countries may increase at a faster rate than in the past, which may make us less competitive unless we are able to increase the efficiency and productivity of our people. If we increase operations and hiring in more developed economies, our compensation expenses will increase because of the higher wages demanded by technology professionals in those markets. Wage inflation, whether driven by competition for talent or ordinary course pay increases, could increase our cost of services as well as selling, general and administrative expenses and reduce our profitability if we are not able to pass those costs on to our customers or charge premium prices when justified by market demand.

In addition, we have granted certain equity-based awards under our equity incentive plans and expect to continue doing so. For the years ended December 31, 2020 and 2019, we recorded $20.0 million and $2.4 million, respectively, of stock-based compensation expense related to the grant of stock options and awards. For the three months ended March 31, 2021 and 2020, we recorded $5.7 million and $4.8 million, respectively, of stock-based compensation expense related to the grant of stock options and awards. If we do not grant equity awards, or if we reduce the value of equity awards we grant, we may not be able to attract, hire and retain key personnel. If we grant more equity awards to attract, hire and retain key personnel, the expenses associated with such additional equity awards could materially adversely affect our results of operations. If the anticipated value of these equity awards does not materialize because of volatility or lack of positive performance in our stock price, we may be unable to retain our key personnel or attract and retain new key employees in the future, in which case our business may be severely disrupted our ability to attract and retain personnel could be adversely affected. The issuance of equity-based compensation may also result in dilution to stockholders.

Failure to collect receivables from, or bill for unbilled services to, clients may have a material adverse effect on our results of operations and cash flows.

Our business depends on our ability to successfully obtain payment from our clients of the amounts they owe for work performed. We usually bill and collect such amounts on relatively short cycles and maintain allowances for doubtful accounts. However, actual losses on client balances could differ from those that we anticipate and, as a result, we might need to adjust our allowances.

There is no guarantee that we will accurately assess the creditworthiness of our clients. If clients suffer financial difficulties, it could cause them to delay payments, request modifications to their payment arrangements that could increase our receivables balance, or default on their payment obligations, which has happened as a result of the COVID-19 pandemic. Given the risks associated with the pandemic at some of our customers and their ability to fulfill their payment obligations, our allowance for doubtful accounts was $0.9 million, $0.8 million, $0.4 million, $0.4 million and $0.2 million in the first, second, third and fourth quarters of 2020 and first quarter of 2021, respectively. We review our accounts receivable on a regular basis and have put in place processes to ensure payments from our customers.

In addition, some of our clients may delay payments due to changes in internal payment procedures driven by rules and regulations to which they are subject. Timely collection of client balances also depends on our ability to complete our contractual commitments and bill and collect contracted revenues. If we are unable to meet our contractual requirements, we may experience delays in collection of or inability to collect accounts receivable. If this occurs, our financial condition, results of operations and cash flows could be materially adversely affected.

We may need additional capital and failure to raise additional capital on terms favorable to us, or at all, could limit our ability to grow our business and develop or enhance our service offerings to respond to market demand or competitive challenges.

We may require additional cash resources due to changed business conditions or other future developments. If existing resources are insufficient to satisfy cash requirements, we may seek to sell additional equity or debt securities or obtain one or more credit facilities. The sale of additional equity securities could result in dilution to stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including investors’ perception of, and demand for, securities of IT services companies, conditions in the capital markets in which we may seek to raise funds, our future results of operations and financial condition, and general economic and political conditions. Financing may not be available in amounts or on terms acceptable to us, or at all, which could limit our ability to grow our business and develop or enhance our service offerings to respond to market demand or competitive challenges.

War, terrorism, other acts of violence, or natural or manmade disasters may affect the markets in which we operate, our clients and our service delivery.

Our business may be adversely affected by instability, disruption or destruction in a geographic region in which we operate, regardless of cause, including war, terrorism, riot, civil insurrection or social unrest, and natural or manmade disasters, including famine, flood, fire, earthquake, storm or pandemic events and spread of disease, such as the COVID-19 pandemic. Such events may cause clients to delay their decisions on spending for the services provided by us and give rise to sudden significant changes in regional and global economic conditions and cycles. These events also pose significant risks to our personnel and to physical facilities and operations, which could materially adversely affect our financial results.

Acquisitions could be difficult to identify and integrate, divert the attention of management, disrupt our business, dilute stockholder value and adversely affect our financial condition and results of operations, we may not achieve the financial and strategic goals that were contemplated at the time of a transaction, and we may be exposed to claims, liabilities and disputes as a result of the transaction that may adversely impact our business, operating results and financial condition.

We continuously review and consider strategic acquisitions of businesses, products or technologies. We recently acquired Daxx, a Netherlands-based software development and technology consulting company, as well as Tacit Knowledge, a global provider of digital commerce solutions, and we may in the future seek to acquire or invest in other businesses, products or technologies that we believe could complement or expand our services, enhance our technical capabilities or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating and pursuing suitable acquisitions, whether or not the acquisition purchases are completed. Additionally, we may not be able to find and identify desirable acquisition targets or be successful in entering into an agreement with any particular target or obtain adequate financing to complete such acquisitions. If we acquire businesses, we may not be able to successfully integrate the acquired personnel, operations, and technologies, or effectively manage the combined business following the acquisition.

Additionally, we may not be able to find and identify desirable acquisition targets or be successful in entering into an agreement with any particular target or obtain adequate financing to complete such acquisitions. Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our financial condition, cash flows and results of operations. In addition, if an acquired business fails to meet our expectations, we may not achieve the financial and strategic goals that were contemplated at the time of a transaction, and our business, financial condition and results of operations may be adversely affected. Furthermore, we may acquire businesses that have inferior margins and profitability levels in comparison to our existing business and this may dilute our overall profitability of the company. This, in turn, may result in adverse financial results and dilution to existing stockholders.

Our operating results or financial condition may be adversely impacted by claims or liabilities that we assume from an acquired company or technology or other claims or liabilities otherwise related to an acquisition, including, among others, claims from governmental and regulatory agencies or bodies, terminated employees, current or former customers, current or former stockholders or other third parties, or arising from contingent payments related to the acquisition; pre-existing contractual relationships that we assume from an acquired company that we would not have otherwise entered into, the termination or modification of which may be costly or disruptive to our business; unfavorable revenue recognition or other accounting treatment as a result of an acquired company’s practices; and intellectual property claims or disputes. We may fail to identify or assess the magnitude of certain liabilities, shortcomings or other circumstances prior to acquiring a company or technology, which could result in unexpected litigation or regulatory exposure and other adverse effects on our business, operating results and financial condition.

We face risks associated with the transparency, quality, and reliability of financial information of a business we acquire.

Although we perform due diligence on a targeted business that we intend to acquire, we are exposed to risks associated with the quality and reliability of the financial statements of the acquired business. This risk may be higher with smaller businesses and businesses that are operated in jurisdictions and countries with poorer regulatory and compliance requirements. In such situation where we acquire a target with unreliable financial statements, we are exposed to material risks that may impact the reliability of our overall financial statements and may adversely impact our stock price.

We also cannot assure you that the diligence we conduct when evaluating future acquisitions will reveal all material issues that may be present, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our control will not later arise. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Further, as a result of a completed acquisition, purchase accounting, and integration of the acquired business, we may be required to take write-offs or write-downs, restructuring and impairment or other charges that could negatively affect our business, assets, liabilities, prospects, outlook, financial condition and results of operations.

Some of the additional risks associated with acquiring a business include, but not limited to the following:

• inability to integrate or benefit from acquired technologies or services;

• product synergies, cost reductions, increases in revenue and economies of scale may not materialize as expected;

• the business culture of the acquired entity may not match well with our culture;

• unforeseen delays, unanticipated costs and liabilities may arise when integrating operations, processes and systems in geographies where we have not conducted business;

• unanticipated costs or liabilities associated with the strategic transactions;

• incurrence of transaction-related costs;

• assumption of the existing obligations or unforeseen liabilities of the acquired business;

• difficulty integrating the accounting systems, security infrastructure, operations, and personnel of the acquired business;

• difficulties and additional expenses associated with supporting legacy products and hosting infrastructure of the acquired business;

• difficulty converting the current and prospective customers of the acquired business onto our platform and contract terms, including disparities in the revenue, licensing, support, or professional services model of the acquired company;

• diversion of management’s attention from other business concerns;

• adverse effects to our existing business relationships with business partners and customers as a result of the strategic transactions;

• unexpected costs may arise due to unforeseen changes in tax, payroll, pension, labor, trade, environmental and safety policies in new jurisdictions where the acquired entity operates;

• difficulty in retaining, motivating and integrating key management and other employees of the acquired business;

• use of resources that are needed in other parts of our business; and

• use of substantial portions of our available cash to consummate the strategic transaction.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for the first five years after the completion of our initial public offering, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the market prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the market prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Changes in financial accounting standards or practices may cause adverse, unexpected financial reporting fluctuations and affect our reported results of operations.

Generally accepted accounting principles in the U.S. are subject to interpretation by the Financial Accounting Standards Board (“FASB”), the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct our business.

For example, on April 12, 2021, the Staff of the SEC issued the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Staff Statement”). The Staff Statement provided new guidance for all SPAC-related companies regarding the accounting and reporting for their warrants that could result in the warrants issued by SPACs being classified as a liability measured at fair value, with non-cash fair value adjustments reported in earnings at each reporting period. We reviewed the accounting for both our public warrants and private warrants following the Staff Statement. We determined that the accounting for our public warrants as equity was consistent with the Staff Statement. We determined that our private warrants should be accounted for as liabilities but that the related accounting errors during the year ended December 31, 2020 were not material to the required financial statements and disclosures included in our annual report on Form 10-K filed on March 5, 2021. In the three months ended March 31, 2021, we began accounting for the private warrants correctly, as disclosed in Note 8 in our quarterly report on Form 10-Q filed on May 6, 2021.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our common stock and warrants.

Securities research analysts may establish and publish their own periodic projections for us. These projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline and demand for our shares could decrease.

Risks Related to Government Regulations

Failure to comply with privacy and data protection laws and regulations could lead to government enforcement actions, private litigation and adverse publicity.

We receive, store and process personal information and other data from and about customers in addition to our employees and contractors. Our handling of data is subject to a variety of laws and regulations, including regulation by various government agencies and various state, local and foreign agencies. Our data handling also is subject to contractual obligations and may be deemed to be subject to industry standards, including certain industry standards that we undertake to comply with. The laws and regulations relating to privacy and data security are evolving, can be subject to significant change and may result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions.

For example, the European Union has implemented the General Data Protection Regulation (“GDPR”), which came into effect on May 25, 2018. The GDPR has a significant impact on how businesses can collect and process the personal data of individuals in the European Economic Area (“EEA”). The regulation includes stringent operational requirements for processors and controllers of personal data and imposes significant penalties for non-compliance of up to the greater of €20 million or 4% of global annual revenues. With regard to transfers to the U.S. of personal data from our employees and European customers and users, we rely upon standard contractual clauses approved by the European Commission (the “SCCs”). The SCCs have been subject to legal challenge and may be modified or invalidated, and we may be unsuccessful in maintaining legitimate means for the transfer and receipt of personal data from the EEA. We are in the process of assessing the “Schrems II” decision issued by the Court of Justice of the European Union (the “CJEU”) on July 16, 2020, and its impact on our data transfer mechanisms. In the Schrems II decision, the CJEU deemed the SCCs valid, but ruled that transfers made pursuant to the SCCs and other alternative transfer mechanisms must be analyzed on a case-by-case basis to ensure EU standards of data protection are met in the jurisdiction where the data importer is based. Subsequent guidance from EU regulators has stated that in certain cases, the SCCs must be accompanied by the use of supplementary measures. Concerns remain about the potential for the SCCs and other mechanisms to face additional challenges. We may, in addition to other impacts of the Schrems II decision and other developments relating to cross-border transfer, experience additional costs associated with increased compliance burdens, and we and our customers face the potential for regulators in the EEA to apply different standards to the transfer of personal data from the EEA to the U.S., and to block, or require ad hoc verification of measures taken with respect to, certain data flows from the EEA to the U.S. We also may be required to engage in new contract negotiations with third parties that aid in processing data on our behalf. We may experience reluctance or refusal by current or prospective European customers to use our products, and may find it necessary or desirable to make further changes to our handling of personal data of EEA residents. The regulatory environment applicable to the handling of EEA residents’ personal data, and our actions taken in response, may cause us to assume additional liabilities or incur additional costs and obligations and could result in our business, operating results and financial condition being harmed. Additionally, we and our customers may face a risk of enforcement actions by data protection authorities in the EEA relating to personal data transfers to and by us from the EEA. Any such enforcement actions could result in substantial costs and diversion of resources, distract management and technical personnel and negatively affect our business, operating results and financial condition.

In addition, California has enacted legislation that has been described as the first “GDPR-like” law in the U.S. The California state legislature passed the California Consumer Privacy Act (“CCPA”) in 2018 and California voters approved a ballot measure subsequently establishing the California Privacy Rights Act (“CPRA”) in 2020, which will jointly regulate the processing of personal information of California residents and increase the privacy and security obligations of entities handling certain personal information of California residents, including requiring covered companies to provide new disclosures to California consumers, and afford such consumers new abilities to opt-out of certain sales of personal information. The CCPA came into effect on January 1, 2020, and the California Attorney General may bring enforcement actions, with penalties for violations of the CCPA. The CPRA will go into effect on January 1, 2023 instilling enforcement authority in a new dedicated regulatory body, the California Privacy Protection Agency, which will begin carrying out enforcement actions as soon as six months after the enactment date. While aspects of both the CCPA and CPRA and their interpretations remain to be determined in practice, we are committed to comply with their obligations. We cannot yet fully predict the impact of the CCPA and CPRA on our business or operations, but developments regarding these and all privacy and data protection laws and regulations around the world may require us to modify our data processing practices and policies and to incur substantial additional costs and expenses in an effort to maintain compliance on an ongoing basis. Other countries and jurisdictions throughout the world are considering or enacting laws and regulations requiring the local storage of data. For example, under Russian law, all data operators collecting personal data of Russian citizens through electronic communications, including the internet, must comply with Russian laws regulating the local storage of such data in databases located in the territory of Russia. This law applies not only to local data controllers but also to data controllers established outside Russia to the extent they gather personal data relating to Russian nationals through websites aimed at the territory of Russia.

We have been undertaking measures in an effort to comply with the GDPR, CCPA, CPRA and other applicable privacy and data protection laws and regulations, and complying with these laws and regulations may require us to incur substantial operational costs and to require its data handling practices. The costs of compliance with, and other burdens imposed by, such laws, regulations and policies that are applicable to us may limit the use and adoption of our products and solutions, alter the way we conduct business and/or could otherwise have a material adverse impact on our results of operations. For example, we may find it necessary to establish systems to maintain data originated in certain jurisdictions within those jurisdictions, which may involve substantial expense and distraction from other aspects of our business. Further, the costs of compliance with, and other burdens imposed by, such laws, regulations and policies that are applicable to us, may limit the use and adoption of our products and solutions and could have a material adverse impact on our results of operations.

Any failure or perceived failure (including as a result of deficiencies in our policies, procedures or measures relating to privacy, data protection, data security, marketing or client communications) by us to comply with laws, regulations, policies, legal or contractual obligations, industry standards, or regulatory guidance relating to privacy, data protection or data security may result in governmental investigations and enforcement actions, litigation, fines and penalties or adverse publicity and could cause our clients to lose trust in us, which could have a material adverse effect on our reputation, business, financial condition and results of operations.

We expect that there will continue to be new proposed laws, regulations and industry standards relating to privacy, data protection, data security, marketing, consumer communications and information security in the U.S., the European Union, Russia and other jurisdictions, and we cannot determine the impact such future laws, regulations and standards may have on our business. Future laws, regulations, standards and other obligations or any changed interpretation or enforcement of existing laws or regulations could impair our ability to develop and market new services and maintain and grow our client base and increase revenue.

We are subject to laws and regulations restricting our operations, including export restrictions, economic sanctions and the Foreign Corrupt Practices Act and similar anti-corruption laws. If we are not in compliance with applicable legal requirements, we may be subject to civil or criminal penalties and other remedial measures.

Our operations are subject to laws and regulations restricting our operations, including activities involving restricted countries, organizations, entities and persons that have been identified as unlawful actors or that are subject to U.S. sanctions imposed by the Office of Foreign Assets Control (“OFAC”) or other international economic sanctions that prohibit us from engaging in trade or financial transactions with certain countries, businesses, organizations and individuals. We are subject to the Foreign Corrupt Practices Act (“FCPA”), which prohibits U.S. companies and their intermediaries from bribing foreign officials for the purpose of obtaining or keeping business or otherwise obtaining favorable treatment, and other laws concerning our international operations. The FCPA’s foreign counterparts contain similar prohibitions, although varying in both scope and jurisdiction. We operate in many parts of the world that have experienced governmental corruption to some degree, and, in certain circumstances, strict compliance with anti-bribery laws may conflict with local customs and practices.

We are currently in the process of developing and implementing formal controls and procedures to ensure that we are in compliance with the FCPA, OFAC sanctions, and similar sanctions, laws and regulations. The implementation of such procedures may be time consuming and expensive and could result in the discovery of issues or violations with respect to the foregoing by us or our employees, independent contractors, subcontractors or agents of which we were previously unaware.

If we are not completely effective in ensuring our compliance with all such applicable laws, it could result in us being subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, and legal expenses. Likewise, any investigation of any potential violations of such laws by the U.S. or other jurisdictions could also have an adverse impact on our reputation, business, financial condition and results of operations.

Changes to the U.S. administration’s fiscal, political, regulatory and other policies may adversely affect our business, financial condition and results of operations.

Recent events, including new policy introductions following the 2020 U.S presidential election, may result in substantial regulatory uncertainty regarding international trade and trade policy. U.S. policies have called for substantial changes to trade agreements, have increased tariffs on certain goods imported into the U.S. and have raised the possibility of imposing significant, additional tariff increases. In the past, unilateral tariffs on imported products by the U.S. have triggered retaliatory actions from certain foreign governments, including China and Russia, and may trigger retaliatory actions by other foreign governments, potentially resulting in a “trade war.” While we cannot predict the extent to which the U.S. or other countries will impose quotas, duties, tariffs, taxes or other similar restrictions upon the import or export of our products in the future, a “trade war” of this nature or other governmental action related to tariffs or international trade agreements could have an adverse impact on demand for our services, sales and clients and affect the economies of the U.S. and various countries, having an adverse effect on our business, financial condition and results of operations.

In addition, regulatory, judicial or other developments regarding SPACs or companies, such as us, that have merged with a SPAC, could have an adverse effect on us. For example, the SEC has recently issued several statements regarding regulatory matters involving SPACS, and there can be no assurances that future statements would not have an adverse effect on our business, financial condition and results of operations.

Negative publicity about offshore outsourcing or anti-outsourcing legislation and restriction on immigration may have an adverse effect on our business.

The issue of companies outsourcing services to organizations operating in other countries is a topic of political discussion in many countries, including the U.S., which is our largest source of revenues. Many organizations and public figures in the U.S. and Europe have publicly expressed concern about a perceived association between offshore outsourcing IT services providers and the loss of jobs in their home countries. For example, measures aimed at limiting or restricting outsourcing by U.S. companies are periodically considered in Congress and in numerous state legislatures to address concerns over the perceived association between offshore outsourcing and the loss of jobs in the U.S. A number of U.S. states have passed legislation that restricts state government entities from outsourcing certain work to offshore IT services providers. Given the ongoing debate over this issue, the introduction and consideration of other restrictive legislation is possible. If enacted, such measures may broaden restrictions on outsourcing by federal and state government agencies and on government contracts with firms that outsource services directly or indirectly, impact private industry with measures such as tax disincentives or intellectual property transfer restrictions, and/or restrict the use of certain business visas. In addition, current or prospective clients may be discouraged from transferring services to providers that utilize offshore delivery centers such as us to avoid any negative perceptions that may be associated with using an offshore provider or for data privacy and security concerns. As a result, our ability to service our clients could be impaired and we may not be able to compete effectively with competitors that operate primarily from within the countries in which our clients operate. Any such slowdown or reversal of the existing industry trends toward offshore outsourcing may have a material adverse effect on our business, financial condition and results of operations.

Some of our projects may involve our personnel obtaining visas to travel and work at customer sites outside of our personnel’s home countries and often in the United States. Our reliance on visas to staff projects with employees who are not citizens of the country where the work is to be performed makes us vulnerable to legislative and administrative changes in the number of visas to be issued in any particular year and other work permit laws and regulations. The process to obtain the required visas and work permits can be lengthy and difficult and variations due to political forces and economic conditions in the number of permitted applications, as well as application and enforcement processes, may cause delays or rejections when trying to obtain visas. Delays in obtaining visas may result in delays in the ability of our personnel to travel to meet with and provide services to our customers or to continue to provide services on a timely basis. In addition, the availability of a sufficient number of visas without significant additional costs could limit our ability to provide services to our customers on a timely and cost-effective basis or manage our sales and delivery centers as efficiently as we otherwise could. Delays in or the unavailability of visas and work permits could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Our subsidiaries in CEE can be forced into liquidation on the basis of formal noncompliance with certain legal requirements.

We operate in CEE primarily through locally organized subsidiaries. Certain provisions of local laws may allow a court to order liquidation of a locally organized legal entity on the basis of its formal noncompliance with certain requirements during formation, reorganization or during its operations. If a company fails to comply with certain requirements including those relating to minimum net assets, governmental or local authorities can seek the involuntary liquidation of such company in court, and the company’s creditors will have the right to accelerate their claims or demand early performance of the company’s obligations as well as demand compensation for any damages. If involuntary liquidation of any of our subsidiaries were to occur, such liquidation could materially adversely affect our business, financial condition and results of operations.

Risks Associated with Intellectual Property

We may not be able to prevent unauthorized use of our intellectual property and our intellectual property rights may not be adequate to protect our business, financial condition and results of operations.

Our success largely depends on methodologies, practices, tools and technical expertise and other intellectual property that we use in designing, developing, implementing and maintaining our services and solutions. We rely upon a combination of nondisclosure, confidentiality, assignment of invention and other contractual arrangements as well as trade secret, patent, copyright and trademark laws to protect our intellectual property rights. We may also rely on litigation to enforce our intellectual property rights and contractual rights.

The nondisclosure and confidentiality agreements that we enter into with our employees, independent contractors, vendors and clients in order to protect our proprietary information may not provide meaningful protection against unauthorized use, misappropriation or disclosure for trade secrets, know-how or other proprietary information and there can be no assurance that others will not independently develop the know-how and trade secrets or develop better methods than us. Policing unauthorized use of such proprietary information is difficult and expensive. We may not be able to deter current and former employees, contractors, vendors, clients and other parties from breaching confidentiality agreements and misappropriating proprietary information and it is possible that third parties may copy, reverse engineer, or otherwise obtain and use our information and proprietary technology without authorization or otherwise infringing on our intellectual property rights.

In addition, our current and former employees or contractors could challenge our exclusive rights in the intellectual property they have developed in the course of their employment. In Russia and certain other countries in which we operate, an employer is deemed to own the copyright in works created by its employees during the course, and within the scope, of their employment, provided certain requirements are complied with. The employer may be required to satisfy additional legal requirements in order to make further use and dispose of such works. While we believe that we have complied with all such requirements and have fulfilled all requirements necessary to acquire all rights in intellectual property developed by our contractors and subcontractors, these requirements are often ambiguously defined and enforced.

Implementation of intellectual property-related laws in CIS and CEE countries in which we operate has historically been lacking and there is no assurance that we will be able to enforce or defend our rights under our non-disclosure, confidentiality or assignment of invention agreements or that protection of intellectual property rights in such countries will be as effective as that in the U.S. Any litigation relating to our intellectual property may not prove successful and might result in substantial costs and diversion of resources and management attention.

In some cases, litigation may be necessary to enforce our intellectual property rights or to protect our trade secrets. Litigation could be costly, time consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights and exposing us to significant damages or injunctions. Our inability to protect our intellectual property against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay sales or the implementation of our products, impair the functionality of our products, delay introductions of new products, result in our substituting less-advanced or more-costly technologies into our products or harm our reputation. In addition, we may be required to license additional intellectual property from third parties to develop and market new products, and we cannot assure you that we could license that intellectual property on commercially reasonable terms or at all.

Due to the foregoing reasons, we cannot guarantee that we will be successful in maintaining existing or obtaining future intellectual property rights or registrations, be able to detect unauthorized use of our intellectual property and take appropriate steps to enforce and protect our rights, or that any such steps will be successful. We can also neither guarantee that we have taken all necessary steps to enforce our intellectual property rights in each jurisdiction in which we operate nor that the intellectual property laws of any jurisdiction in which we operate are adequate to protect our interest or that any favorable judgment obtained by us with respect thereto will be enforced in the courts. Unauthorized use by third parties of, or other failure to protect, our intellectual property, including the costs of enforcing intellectual property rights, could have a material adverse effect on our business, financial condition and results of operations.

We may face intellectual property infringement claims that could be time-consuming and costly to defend and failure to defend against such claims may have a material adverse effect on our reputation, business, financial condition and results of operations.

Our success largely depends on our ability to use and develop our technology, tools, code, methodologies and services without infringing the intellectual property rights of third parties, including patents, copyrights, trade secrets and trademarks. We may be subject to litigation involving claims of patent infringement or violation of other intellectual property rights of third parties.

We typically indemnify clients who purchase our services and solutions against potential infringement of intellectual property rights, which subjects us to the risk of indemnification claims. These claims may require us to initiate or defend protracted and costly litigation on behalf of our clients, regardless of the merits of these claims and are often not subject to liability limits or exclusion of consequential, indirect or punitive damages. If any of these claims succeed, we may be forced to pay damages on behalf of our clients, redesign or cease offering our allegedly infringing services or solutions or obtain licenses for the intellectual property such services or solutions allegedly infringe. If we cannot obtain all necessary licenses on commercially reasonable terms, our clients may be forced to stop using our services or solutions.

The holders of patents and other intellectual property rights potentially relevant to our service offerings may make it difficult for us to acquire a license on commercially acceptable terms. Also, we may be unaware of intellectual property registrations or applications relating to our services that may give rise to potential infringement claims against us. There may also be technologies licensed to and relied on by us that are subject to infringement or other corresponding allegations or claims by third parties which may damage our ability to rely on such technologies.

Parties making infringement claims may be able to obtain an injunction to prevent us from delivering our services or using technology involving the allegedly infringing intellectual property. Intellectual property litigation is expensive and time-consuming and could divert management’s attention from our business. A successful infringement claim against us, whether with or without merit, could, among other things, require us to pay substantial damages, develop non-infringing technology, or rebrand our name or enter into royalty or license agreements that may not be available on acceptable terms, if at all, and would require us to cease making, licensing or using products that have infringed a third party’s intellectual property rights. Protracted litigation could also result in existing or prospective clients deferring or limiting their purchase or use of our software product development services or solutions until resolution of such litigation or could require us to indemnify our clients against infringement claims in certain instances. Any intellectual property claims or litigation in this area, whether or not we ultimately win or lose, could damage our reputation and materially adversely affect our business, financial condition and results of operations.

Our use of open source software may lead to possible litigation, negatively affect sales and create liability.

We often incorporate software licensed by third parties under so-called “open source” licenses, which may expose us to liability and have a material impact on our software development services. Use of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide support, warranties, indemnification, or other contractual protections regarding infringement claims or the quality of the code. In addition, the public availability of such software may make it easier for others to compromise our services. Although we monitor our use of open source software in an effort both to comply with the terms of the applicable open source licenses and to avoid subjecting our client deliverables to conditions we do not intend, the terms of many open source licenses have not been interpreted by courts in relevant jurisdictions, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our clients’ ability to use the software that we develop for them and operate their businesses as they intend. Moreover, we cannot assure you that our processes for controlling our use of open source software in our products will be effective. From time to time, there have been claims challenging the ownership of open source software against companies that incorporate it into their products.

Therefore, there is a possibility that our clients could be subject to actions by third parties claiming that what we believe to be licensed open source software infringes such third parties’ intellectual property rights, and we would generally be required to indemnify our clients against such claims. In addition, in the event that portions of client deliverables are determined to be subject to an open source license, we or our clients could be required to publicly release the affected portions of source code or re-engineer all, or a portion of, the applicable software. Disclosing our proprietary source code could allow our clients’ competitors to create similar products with lower development effort and time and ultimately could result in a loss of sales for our clients. Furthermore, if the license terms for the open source code change, we may be forced to re-engineer our software or incur additional costs. Any of these events could create liability for us to our clients and damage our reputation, which could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Securities

Our bylaws provide that the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for substantially all disputes between us and our stockholders (other than claims arising under federal securities laws, including the Securities Act or the Exchange Act and any successors thereto), which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our bylaws provide that the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for the following (except for any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction):

• any derivative action or proceeding brought on our behalf;

• any action asserting a claim of breach of a fiduciary duty owed by, or otherwise wrongdoing by, any of our directors, officers or other employees to us or our stockholders;

• any action arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation or bylaws;

• any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws; and

• any other action asserting a claim that is governed by the internal affairs doctrine.

However, notwithstanding the exclusive forum provisions, our bylaws explicitly state that they would not preclude the filing of claims brought to enforce any liability or duty created under federal securities laws, including the Exchange Act or Securities Act.

Our amended and restated bylaws also provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for any action asserting a claim arising pursuant to the Securities Act, such a provision known as a “Federal Forum Provision.” Any person or entity purchasing or otherwise acquiring any interest in our shares of capital stock shall be deemed to have notice of and consented to these provisions.

These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. Additionally, a court could determine that the exclusive forum provision is unenforceable. If a court were to find the exclusive forum provision in our bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our business.

The price of our common stock and warrants may be volatile.

The price of our common stock and warrants may fluctuate due to a variety of factors, including:

• our ability to effectively service any current and future outstanding debt obligations;

• the announcement the introduction of new products or services, or enhancements thereto, by us or our competitors;

• developments concerning intellectual property rights;

• changes in legal, regulatory and enforcement frameworks impacting our products;

• variations in our and our competitors’ results of operations;

• the addition or departure of key personnel;

• announcements by us or our competitors of acquisitions, investments or strategic alliances;

• actual or perceived data security incidents or breaches;

• actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

• the failure of securities analysts to publish research about us, or shortfalls in our results of operations compared to levels forecast by securities analysts;

• any delisting of our common stock or warrants from NASDAQ due to any failure to meet listing requirements;

• adverse developments from litigation; and

• the general state of the securities market.

These market and industry factors may materially reduce the market price of our common stock and warrants, regardless of our operating performance.

As of March 31, 2021, over one-third of our outstanding common stock was held by our executive officers and directors, or by stockholders controlled by our executive officers or directors. The concentration of ownership provides such persons with substantial control over us, which could limit your ability to influence the outcome of key transactions, including a change of control, and future resales of our common stock held by such persons may cause the market price of our common stock to drop significantly.

As a result, such persons, acting together, have significant influence over all matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions. Corporate action might be taken even if other stockholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a change of control of our company that other stockholders may view as beneficial.

To the extent that such persons purchase additional shares of ours, the percentage of shares that will be held by them will increase, decreasing the percentage of shares that are held by public stockholders.

In connection with the Business Combination, ChaSerg Technology Sponsor LLC (the “Sponsor”) and Cantor Fitzgerald & Co. (“Cantor”) entered into a side letter with us pursuant to which, among other things, each of the Sponsor and Cantor agreed to refrain from selling, transferring or otherwise disposing of up to 1,090,000 and 110,000 shares, respectively, of our common stock (such portion, the “Earnout Shares”) that it holds, until certain release events have been realized. Under the terms of the side letter, each of the Sponsor and Cantor will be able to sell or transfer one-third of its respective Earnout Shares upon the price of our common stock reaching a price of $12.00 per share, an additional one-third of its respective Earnout Shares upon the stock price reaching a price of $13.50 per share and the final one-third of its respective Earnout Shares upon the stock price reaching a price of $15.00 per share, in each case where such price targets were achieved for a minimum of 20 days out of a 30-day trading period during the applicable earn out period. In January 2021, the price of our common stock reached a price of $12.00 per share, and in March 2021, the price of our common stock reached $13.50 and $15.00 per share, respectively, for the required periods and each of the Sponsor and Cantor became able to sell or transfer an aggregate of 100% of its respective Earnout Shares.

If any significant stockholder sells large amounts of our common stock in the open market or in privately negotiated transactions, or if warrant holders exercise their warrant and sell the shares acquired upon exercise, this could have the effect of increasing the volatility in the price of our common stock or putting significant downward pressure on the price of our common stock.

We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have not paid any cash dividends on our common stock since our merger with ChaSerg. The payment of any cash dividends will be dependent upon our revenue, earnings and financial condition from time to time. The payment of any dividends will be within the discretion of our board of directors. It is presently expected that we will retain all earnings for use in our business operations and, accordingly, it is not expected that our board of directors will declare any dividends in the foreseeable future. Our ability to declare dividends may be limited by the terms of any financing and/or other agreements entered into by us or our subsidiaries from time to time and by requirements under the laws of our subsidiaries’ respective jurisdictions of incorporation to set aside a portion of their net income in each year to legal reserves. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. Consequently, investors may need to sell all or part of their holdings of our common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Delaware law and our certificate of incorporation and bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

Our certificate of incorporation and bylaws, and the DGCL, contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board of directors and therefore depress the trading price of our common stock and warrants. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of our board of directors or taking other corporate actions, including effecting changes in our management. Among other things, our certificate of incorporation and bylaws include provisions regarding:

• a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our board of directors;

• the ability of our board of directors to issue shares of preferred stock, including “blank check” preferred stock, and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

• the limitation of the liability of, and the indemnification of our directors and officers;

• the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

• the requirement that directors may only be removed from our board of directors for cause;

• a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of stockholders and could delay the ability of stockholders to force consideration of a stockholder proposal or to take action, including the removal of directors;

• the requirement that a special meeting of stockholders may be called only by our board of directors, the chairman of our board of directors, or our chief executive officer, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

• controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings;

• the requirement for the affirmative vote of holders of at least a majority of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, to amend, alter, change or repeal any provision of our certificate of incorporation or our bylaws, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our board of directors and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

• the ability of our board of directors to amend the bylaws, which may allow our board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt; and

• advance notice procedures with which stockholders must comply to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our board of directors and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our board of directors or management.

In addition, as a Delaware corporation, we are subject to provisions of Delaware law, including Section 203 of the DGCL, which may prohibit certain stockholders holding 15% or more of our outstanding capital stock from engaging in certain business combinations with us for a specified period of time.

Any provision of our certificate of incorporation, bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our capital stock and could also affect the price that some investors are willing to pay for our common stock and warrants.

Risks Related to This Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management has broad discretion in the application of the net proceeds from this offering, including for working capital and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest such proceeds in a manner that does not produce income or that loses value, which may negatively impact the market price of our common stock.

If you purchase our common stock in this offering, you will incur immediate and substantial dilution.

The public offering price is substantially higher than the net tangible book value per share of our common stock of $2.14 per share as of March 31, 2021. Investors purchasing common stock in this offering will pay a price per share that substantially exceeds the book value of our tangible assets after subtracting our liabilities.

As a result, investors purchasing common stock in this offering will incur immediate dilution of $14.88 per share, based on the assumed public offering price of $18.04 per share, the last reported sale price of our common stock on NASDAQ on June 28, 2021.

This dilution is due to the substantially lower price paid by our investors who purchased shares prior to this offering as compared to the price offered to the public in this offering, and any previous exercise of stock options granted to our service providers. In addition, as of March 31, 2021, options to purchase shares of our common stock, shares of common stock subject to RSUs and performance share awards and warrants to purchase our common stock were outstanding, as set forth in “The Offering.” The exercise of any of these options, the vesting of RSUs or performance share awards and the exercise of warrants would result in additional dilution. As a result of the dilution to investors purchasing shares in this offering, investors may receive less than the purchase price paid in this offering, if anything, in the event of our liquidation.

It may be difficult to enforce civil liabilities against a Selling Stockholder, its board of directors, senior management and controlling persons.

GDD International Holding Company, a selling stockholder in this offering, is headquartered in Hong Kong. Its sole director and the members of its senior management reside in Hong Kong, and all or a significant portion of the assets of those persons may be, and a substantial part of that selling stockholder’s assets may be, located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon such persons or to enforce against them or against us in U.S. courts judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information contained in this prospectus supplement, the accompanying prospectuses, or incorporated herein or therein by reference, contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When contained in this prospectus supplement and the accompanying prospectuses, and incorporated herein and therein by reference, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements are based on information available as of the date of this prospectus supplement, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and Grid Dynamics does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

• the evolution of the digital engineering and information technology services landscape facing our customers and prospects;

• our ability to educate the market regarding the advantages of our digital transformation products;

• our ability to maintain an adequate rate of revenue growth;

• our future financial and operating results;

• our business plan and our ability to effectively manage our growth and associated investments;

• beliefs and objectives for future operations;

• our ability to expand a leadership position in enterprise-level digital transformation;

• our ability to attract and retain customers;

• our ability to further penetrate our existing customer base;

• our ability to maintain our competitive technological advantages against new entrants in our industry;

• our ability to timely and effectively scale and adapt our existing technology;

• our ability to innovate new products and services and bring them to market in a timely manner;

• our ability to maintain, protect, and enhance our brand and intellectual property;

• our ability to capitalize on changing market conditions;

• our ability to develop strategic partnerships;

• benefits associated with the use of our services;

• our ability to expand internationally;

• our ability to raise financing in the future;

• operating expenses, including changes in research and development, sales and marketing, and general administrative expenses;

• the effects of seasonal trends on our results of operations;

• our ability to grow and manage growth profitably and retain our key employees;

• the expected benefits and effects of strategic acquisitions of businesses, products or technologies;

• our ability to maintain the listing of our shares of common stock and our warrants on NASDAQ;

• costs related to being a public company;

• changes in applicable laws or regulations;

• the possibility that we have been and may continue to be adversely affected by other economic, business, and/or competitive factors, including the effects of the global COVID-19 pandemic; and

• other risks and uncertainties indicated in this prospectus supplement, including those set forth in “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from our sale of the shares of common stock in this offering will be approximately $67.8 million, or approximately $93.1 million if the underwriters’ option to purchase additional shares from us is exercised in full, based upon an assumed public offering price of $18.04 per share, the last reported sale price of our common stock on NASDAQ on June 28, 2021, and after deducting estimated underwriting discounts and commissions and estimated offering expenses. We will not receive any proceeds from the sale of common stock by the selling stockholders.

Each $1.00 increase (decrease) in the assumed public offering price of $1.00 per share would increase (decrease) the net proceeds to us from this offering by approximately $3.8 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus supplement, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses. We may also increase or decrease the number of shares we are offering. Each increase (decrease) of 1.0 million shares in the number of shares offered by us would increase (decrease) the net proceeds to us from this offering by approximately $17.2 million, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses. We do not expect that a change in the public offering price or the number of shares by these amounts would have a material effect on our uses of the proceeds from this offering.

The principal purposes of this offering are to increase our financial flexibility, obtain additional capital, facilitate an orderly distribution of shares for the selling stockholders and to increase our public float. We intend to use the net proceeds from this offering for working capital, capital expenditures and other general corporate expenses. We may also use a portion of our net proceeds to fund potential acquisitions of, or investments in, complementary technologies or businesses, although we have no present commitments or agreements to enter into any such acquisitions or to make any such investments. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.

The expected use of net proceeds of this offering represents our current intentions based upon our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending such uses, we plan to invest the net proceeds of this offering in short-term, investment grade, interest-bearing deposits or securities, such as direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never paid any cash dividends on our common stock since our merger with ChaSerg. The payment of cash dividends in the future will be dependent upon revenues and earnings, if any, capital requirements and general financial condition from time to time and may be limited by the terms of any financing and/or other agreements entered into by us or our subsidiaries from time to time and by requirements under the laws of our subsidiaries’ respective jurisdictions of incorporation to set aside a portion of their net income in each year to legal reserves. The payment of any cash dividends will be within the discretion of our board of directors and the board of directors will consider whether or not to institute a dividend policy. It is presently expected that we will retain all earnings for use in our business operations and, accordingly, it is not expected that our board of directors will declare any dividends in the foreseeable future.

CAPITALIZATION

The following table summarizes our unaudited capitalization as of March 31, 2021:

• on an actual basis; and

• on an as adjusted basis to reflect receipt of $67.8 million in net proceeds from the sale and issuance by us of shares of common stock in this offering at an assumed public offering price of $18.04 per share, the last reported sale price of our common stock on NASDAQ on June 28, 2021, after deducting estimated underwriting discounts and commissions and estimated offering expenses.

You should read the information in this table together with our consolidated financial statements and related notes to those statements, as well as the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” incorporated by reference in this prospectus supplement and the accompanying prospectuses.

(unaudited, in thousands)	Actual		As Adjusted(1)
Cash and cash equivalents	$99,852	(2)	$167,684
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 1,000,000 shares authorized, no shares issued or outstanding actual and as adjusted	—		—
Common stock, $0.0001 par value per share; 110,000,000 shares authorized, 54,171,375 shares issued and outstanding, actual; 110,000,000 shares authorized, 58,171,375 shares issued and outstanding, as adjusted	5		5
Additional paid-in capital	119,466		187,298
Retained earnings	20,731		20,731
Accumulated other comprehensive income	45		45
Total stockholders’ equity	140,247		208,079
Total capitalization	$140,247		$208,079

(1) Each $1.00 increase (decrease) in the assumed public offering price of $18.04 per share, the last reported sale price of our common stock on NASDAQ on June 28, 2021, would increase (decrease) each of cash and equivalents, total stockholders’ equity and total debt and stockholders’ equity by approximately $3.8 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus supplement, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses. We may also increase or decrease the number of shares we are offering. An increase (decrease) of 1.0 million shares in the number of shares offered by us would increase (decrease) each of cash and cash equivalents, total stockholders’ equity and total debt and stockholders’ equity by approximately $17.2 million, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses. The as adjusted information discussed above is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing.

(2) On May 29, 2021, we used a portion of our cash in connection with our acquisition of Tacit Knowledge.

The number of shares of common stock outstanding is based on 54,171,375 shares of common stock outstanding as of March 31, 2021, which excludes the following:

• 6,558,900 shares of our common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of March 31, 2021, with a weighted-average exercise price of $5.15 per share;

• 107,500 shares of our common stock issuable upon the exercise of options to purchase shares of our common stock granted after March 31, 2021, with a weighted-average exercise price of $14.40 per share;

• 2,380,834 shares of our common stock issuable upon the vesting of restricted stock units (“RSUs”) outstanding as of March 31, 2021;

• 948,172 shares of our common stock issuable upon the vesting of performance stock awards outstanding as of March 31, 2021;

• 4,963,231 shares of our common stock issuable upon the exercise of warrants to purchase shares of our common stock outstanding as of March 31, 2021, with an exercise price of $11.50 per share (of which warrants to purchase 754,755 shares of our common stock were exchanged for 270,859 shares of our common stock in May 2021); and

• 9,901,209 shares of our common stock reserved for future issuance under the 2020 Plan, and any additional shares that become available under the 2020 Plan pursuant to the provisions thereof.

DILUTION

If you invest in our common stock, you will experience immediate and substantial dilution in the net tangible book value of your shares of common stock. Dilution in net tangible book value represents the difference between the price to public per share of our common stock and the as adjusted net tangible book value per share, as adjusted to give effect to this offering.

Net tangible book value represents our total tangible assets less total liabilities and deferred offering costs, divided by the number of shares of common stock outstanding as of March 31, 2021. Our net tangible book value as of March 31, 2021 was $115.7 million, or $2.14 per share. After giving further effect to the sale and issuance of 4,000,000 shares of common stock in this offering at an assumed public offering price of $18.04 per share, the last reported sale price of our common stock on NASDAQ on June 28, 2021, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2021 would have been approximately $183.5 million, or $3.16 per share. This represents an immediate increase in net tangible book value of $1.02 per share to existing stockholders and an immediate dilution of $14.88 per share to new investors purchasing common stock in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price per share		$18.04
Net tangible book value per share as of March 31, 2021	$2.14
Increase in net tangible book value per share attributable to investors participating in the offering	1.02
As adjusted net tangible book value per share, as adjusted to give effect to this offering		3.16
Dilution in as adjusted net tangible book value per share to investors participating in this offering		$14.88

Each $1.00 increase (decrease) in the assumed public offering price of $18.04 per share would increase (decrease) our as adjusted net tangible book value by approximately $3.8 million, or approximately $0.07 per share, and increase (decrease) the dilution per share to investors participating in this offering by approximately $0.93 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus supplement, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses. We may also increase or decrease the number of shares we are offering. An increase of 1.0 million shares in the number of shares offered by us would increase our as adjusted net tangible book value by approximately $17.2 million, or $0.23 per share, and the dilution per share to investors participating in this offering would decrease by $0.23 per share, assuming that the assumed public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses. Similarly, a decrease of 1.0 million shares in the number of shares offered by us would decrease our as adjusted net tangible book value by approximately $17.2 million, or $0.23 per share, and the dilution per share to investors participating in this offering would increase by $0.23 per share, assuming that the assumed public offering price remains the same, and after deducting underwriting estimated discounts and commissions and estimated offering expenses. The as adjusted information discussed above is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing.

If the underwriters exercise in full their option to purchase additional shares of common stock from us in this offering, the as adjusted net tangible book value per share after the offering would be $3.50 per share, the increase in the net tangible book value per share to existing stockholders would be $0.35 per share, and the dilution to new investors purchasing common stock in this offering would be $14.54 per share.

The number of shares of common stock outstanding is based on 54,171,375 shares of common stock outstanding as of March 31, 2021, which excludes the following:

• 6,558,900 shares of our common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of March 31, 2021, with a weighted-average exercise price of $5.15 per share;

• 107,500 shares of our common stock issuable upon the exercise of options to purchase shares of our common stock granted after March 31, 2021, with a weighted-average exercise price of $14.40 per share;

• 2,380,834 shares of our common stock issuable upon the vesting of restricted stock units (“RSUs”) outstanding as of March 31, 2021;

• 948,172 shares of our common stock issuable upon the vesting of performance stock awards outstanding as of March 31, 2021;

• 4,963,231 shares of our common stock issuable upon the exercise of warrants to purchase shares of our common stock outstanding as of March 31, 2021, with an exercise price of $11.50 per share (of which warrants to purchase 754,755 shares of our common stock were exchanged for 270,859 shares of our common stock in May 2021); and

• 9,901,209 shares of our common stock reserved for future issuance under the 2020 Plan, and any additional shares that become available under the 2020 Plan pursuant to the provisions thereof.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of June 28, 2021 (unless otherwise specified), as adjusted to reflect the sale of common stock by us and certain of the selling stockholders in this offering, assuming no exercise of the underwriters’ option to purchase additional shares of our common stock from us and certain of the selling stockholders, for all such selling stockholders.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable.

In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options, warrants or RSUs held by that person that are currently exercisable or exercisable within 60 days of June 28, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of our common stock prior to this offering on 54,728,586 shares of our common stock outstanding as of June 28, 2021 unless otherwise noted. Our calculation of percentage ownership of our common stock after this offering (assuming no exercise of the underwriters’ option to purchase additional shares from us and certain of the selling stockholders) also assumes the sale of common stock by us and certain of the selling stockholders of shares of common stock in this offering.

Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o Grid Dynamics Holdings, Inc., 5000 Executive Parkway, Suite 520, San Ramon, CA 94583.

	Shares Beneficially Owned Prior to the Offering(1)		Shares Being Offered	Shares Beneficially Owned After the Offering
	Shares	Percentage	Shares	Shares	Percentage
Alex Vieux(2)	696,148	1.3%	150,000	546,148	*
Beijing Teamsun Technology Co. Ltd(3)	19,490,295	35.6%	4,800,000	14,690,295	25.0%
Explorer Parent LLC(4)	1,000,262	1.8%	1,000,262	—	—
Fletcher Family Living Trust Dated March 28, 2005(5)	545,421	1.0%	150,000	395,421	*

(*) Represents beneficial ownership of less than 1%.

(1) The percentage of beneficial ownership on the record date is calculated based on 54,728,586 shares of our common stock as of June 28, 2021, adjusted for each owner’s options, warrants or RSUs held by that person that are currently exercisable or exercisable within 60 days of June 28, 2021, if any. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

(2) Consists of 696,148 outstanding shares of our common stock. The business address of Mr. Vieux is 533 Airport Blvd, Suite 400, Burlingame, CA 94010.

(3) Consists of 19,490,295 outstanding shares of our common stock. Beijing Teamsun Technology Co. Ltd. (“Beijing Teamsun”) is the ultimate parent of GDD International Holding Company (“GDD”), through its subsidiaries Teamsun Technology (HK) Limited (“Teamsun”), Automated Systems Holdings Limited (“ASL”) and GDB International Investment Limited (“GDB”). Beijing Teamsun, GDD, Teamsun, ASL and GDB share voting and dispositive power of all these shares. The address of ASL, GDB and GDD is 15/F, Topsail Plaza, 11 On Sum Street, Shatin, Hong Kong, the address of Teamsun is Unit 907, 9th Floor, Tai Yau Building, 181 Johnston Road, Wanchai, Hong Kong and the address of Beijing Teamsun is Room 501, 5/F., No. 23 Building, 10 East Block XiBeiWang East Road, HaiDian District, Beijing, China.

(4) Consists of 1,000,262 outstanding shares of our common stock. Messrs. Vieux and Fletcher are managing members of Founder Holdings LLC, which is the managing member of Explorer Parent LLC. By virtue of these relationships, each of these entities and individuals may be deemed to share beneficial ownership the securities held of record by Explorer Parent LLC. Each of them disclaims any such beneficial ownership. The business address of Explorer Parent LLC and Founder Holdings LLC is 533 Airport Blvd, Suite 400, Burlingame, CA 94010.

(5) Consists of 545,421 outstanding shares of our common stock. Steven Fletcher and Debra Fletcher are the trustees of the Fletcher Family Living Trust Dated March 28, 2005, and in such capacity have joint power to vote and dispose of the shares held by the Fletcher Family Living Trust Dated March 28, 2005. The address of the Fletcher Family Living Trust Dated March 28, 2005 is 533 Airport Blvd, Suite 400, Burlingame, CA 94010.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF COMMON STOCK

The following is a summary of the material U.S. federal income tax considerations of the ownership and disposition of our common stock acquired in this offering by a “non-U.S. holder” (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (“Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, under U.S. federal gift and estate tax rules or under any applicable tax treaty. In addition, this discussion does not address any potential application of the Medicare contribution tax on net investment income or any tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

• banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

• tax-exempt organizations or accounts;

• pension plans and tax-qualified retirement plans;

• controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

• brokers or dealers in securities or currencies;

• traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

• persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

• U.S. expatriates and certain other former citizens or long-term residents of the United States;

• partnerships (or entities or arrangements classified as such for U.S. federal income tax purposes), other pass-through entities, and investors therein;

• persons subject to the alternative minimum tax;

• persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

• persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

• persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an “applicable financial statement” as defined in Section 451(b) of the Code;

• persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment); or

• persons deemed to sell our common stock under the constructive sale provisions of the Code.

In addition, if a partnership, entity or arrangement classified as a partnership or flow-through entity for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner or beneficial owner generally will depend on the status of the partner or beneficial owner, the activities of the partnership or other entity, and certain determinations made at the partner or beneficial owner level. A partner or beneficial owner in a partnership or other such entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of the purchase, ownership and disposition of our common stock through a partnership or other such entity, as applicable.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal gift or estate tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of our common stock that, for U.S. federal income tax purposes, is not a partnership (including any entity or arrangement treated as a partnership and the equity holders therein) or:

• an individual who is a citizen or resident of the United States;

• a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;

• an estate whose income is subject to U.S. federal income tax regardless of its source; or

• a trust (1) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (2) that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

As described in “Dividend Policy,” we have never declared or paid any cash dividends on our capital stock, and we do not expect to pay any dividends in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock (determined separately with respect to each share of our common stock), but not below zero, and then will be treated as gain from the sale of stock as described below in “— Gain on Disposition of Common Stock”).

Subject to the discussions below on effectively connected income and in “— Backup Withholding and Information Reporting” and “— Foreign Account Tax Compliance Act (FATCA),” any dividend paid to you generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. In order to receive a reduced treaty rate, you must provide us with a properly executed IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. Under applicable Treasury Regulations, we may withhold up to 30% of the gross amount of the entire distribution even if the amount constituting a dividend, as described above, is less than the gross amount. If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty and do not timely provide us with such documentation, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If you hold our common stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by you that are treated as effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussion below in “— Backup Withholding and Information Reporting” and “— Foreign Account Tax Compliance Act (FATCA).” In order to obtain this exemption, you must provide us with a properly executed IRS Form W-8ECI or other appropriate form properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment or fixed base maintained by you in the United States) may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. You should consult your tax advisor regarding the tax consequences of the ownership and disposition of our common stock, including any applicable tax treaties that may provide for different rules.

Gain on Disposition of Common Stock

Subject to the discussion in “— Backup Withholding and Information Reporting,” you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

• the gain is effectively connected with your conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);

• you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

• our common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock, unless our common stock is regularly traded on an established securities market and you hold no more than 5% of our outstanding common stock, directly, indirectly and constructively, at all times, during the shorter of the five-year period ending on the date of the taxable disposition or your holding period for our common stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our U.S. and worldwide real property plus our other business assets, there can be no assurance that we will not become a USRPHC in the future. If we are a USRPHC and either our common stock is not regularly traded on an established securities market or you hold, or are treated as holding, more than 5% of our outstanding common stock, directly or indirectly, during the applicable testing period, you will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. If we are a USRPHC and our common stock is not regularly traded on an established securities market, your proceeds received on the disposition of shares will also generally be subject to withholding at a rate of 15%. You are encouraged to consult your own tax advisors regarding the possible consequences to you if we are, or were to become, a URSPHC.

If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the gain derived from the sale (net of certain deductions and credits) under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be subject to tax on such gain at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year, provided you have timely filed U.S. federal income tax returns with respect to such losses. You should consult your tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our common stock made to you may also be subject to backup withholding at a current rate of 24% and information reporting unless you establish an exemption, for example, by properly certifying your non-U.S. status on a properly completed IRS Form W-8BEN or W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that you are a United States person or you otherwise establish an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act (FATCA)

The Foreign Account Tax Compliance Act, Treasury Regulations issued thereunder and official IRS guidance, collectively “FATCA,” generally impose a U.S. federal withholding tax of 30% on dividends on, and, subject to the discussion of certain proposed Treasury Regulations below, the gross proceeds from a sale or other disposition of our common stock, paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and, subject to the discussion of certain proposed Treasury Regulations below, the gross proceeds from a sale or other disposition of our common stock paid to a “non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners or otherwise establishes an exemption. The withholding tax will apply regardless of whether the payment otherwise would be exempt from U.S. nonresident and backup withholding tax, including under the other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Prospective investors should consult with their own tax advisors regarding the application of FATCA withholding to their investment in, and ownership and disposition of, our common stock.

The Treasury Secretary has issued proposed Treasury Regulations that, if finalized in their present form, would eliminate withholding under FATCA with respect to payment of gross proceeds from a sale or other disposition of our common stock. In the preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed Treasury Regulations until final regulations are issued.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

Underwriting

We and the selling stockholders are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, William Blair & Company, L.L.C. and Cowen and Company, LLC are acting as joint book-running managers of the offering and as representatives of the underwriters. We and the selling stockholders intend to enter into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we and the selling stockholders will agree to sell to the underwriters, and each underwriter will severally agree to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares
J.P. Morgan Securities LLC
William Blair & Company, L.L.C.
Cowen and Company, LLC

Total	10,100,262

The underwriters will be committed to purchase all the shares of common stock offered by us and the selling stockholders if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $         per share. After the offering of the shares to the public, if all of the shares of common stock are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 1,470,039 additional shares of common stock from us and 45,000 shares from certain of the selling stockholders. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $         per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per share
Total

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $900,000. The underwriters have agreed to reimburse us for certain expenses.

A prospectus supplement and the accompanying prospectuses in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, loan, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC , William Blair Securities, L.L.C., and Cowen and Company, LLC for a period of 60 days after the date of this prospectus supplement.

The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the shares of our common stock to be sold in this offering, (ii) the issuance of shares of common stock or securities convertible into or exercisable for shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs or performance share awards (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement; (iii) grants of stock options, stock awards, restricted stock, RSUs, performance share awards, or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus supplement; or (iv) the adoption of a new equity incentive plan, and filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and issue securities pursuant to such new equity incentive plan (including, without limitation, the issuance of shares of common stock upon the exercise of options or other securities issued pursuant to such new equity incentive plan), provided that (1) such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act and (2) this clause (iv) shall not be available unless each recipient of shares of common stock, or securities exchangeable or exercisable for or convertible into common stock, pursuant to such new equity incentive plan shall be contractually prohibited from selling, offering, disposing of, or otherwise transferring any such shares or securities during the remainder of the 60-day period referenced in the previous paragraph.

Our directors, executive officers, and the selling stockholders (the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 60 days after the date of this prospectus supplement (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC, William Blair Securities, L.L.C., and Cowen and Company, LLC (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common stock, the “lock-up securities”)), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing. Such lock-up parties have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities: (i) as bona fide gifts or for bona fide estate planning purposes; (ii) by will or intestacy; (iii) to any trust for the direct or indirect benefit of the lock-up party or any immediate family member; (iv) to a partnership, limited liability company or other entity of which the lock-up party or the party's immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests; (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under any of the foregoing; (vi) in the case of a business entity, to certain affiliated business entities or as a distribution to equity holders; (vii) by operation of law, such as, among other things, pursuant to a qualified domestic order; (viii) to us from an employee upon death, disability or termination of employment of such employee; (ix) as part of a sale of the lock-up party's lock-up securities acquired in open market transactions after the completion of this offering; (x) to us in connection with the vesting, settlement or exercise of restricted stock units, performance units, options, warrants, or other rights to purchase shares of our common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of such vesting, settlement or exercise, including any transfers as forfeitures to satisfy tax withholding obligations of the lock-up party (where all shares received upon the exercise, vesting or settlement are subject to the terms of the lock-up agreement); provided that any such restricted stock units, performance units, options, warrants, or rights are held by the lock-up party pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in this prospectus supplement; (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all holders of our capital stock involving a change of control of the Company, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions of the lock-up agreement; or (xii) pursuant to Rule 10b5-1 trading plans for the transfer of shares of lock-up securities entered into before the date of the lock-up agreements; (b) exercises or settlements of outstanding equity awards, options or warrants granted pursuant to existing plans, provided that the underlying shares will continue to be subject to the terms of the lock-up agreement; (c) conversions of outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of common stock or warrants to acquire shares of common stock; provided that any such shares of common stock or warrants received upon such conversion shall be subject to the terms of the lock-up agreement; (c) the establishment of Rule 10b5-1 trading plans for the transfer of lock-up securities, provided that such plans do not provide for the transfer of lock-up securities during the restricted period; (d) the sale of lock-up securities pursuant to certain 10b5-1 trading plans established prior to the date of this offering; and (e) the sale of our common stock pursuant to the terms of the underwriting agreement. J.P. Morgan Securities LLC, in its sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on NASDAQ under the symbol “GDYN”.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters' option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on NASDAQ, in the over-the-counter market or otherwise.

Other relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their affiliates have provided, and may provide from time to time in the future, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received and may receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus supplement in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Relevant State other than at any time under the following exemptions under the Prospectus Regulation:

A. to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

B. to fewer than 150, natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

C. in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” implementing Article 2(e) of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in the United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that it may make an offer to the public in the United Kingdom of any shares at any time:

A. to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

B. to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C. in any other circumstances falling within Section 86 of the FSMA provided that no such offer of the shares shall require us or any of our representatives to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 and the expression “FSMA” means the Financial Services and Markets Act 2000.

Notice to prospective investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to prospective investors in the Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or DFSA. This document is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the Dubai International Financial Centre.

Notice to prospective investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to prospective investors in Australia

This document:

• does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

• has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

• may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to prospective investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to prospective investors in Hong Kong

The shares have not been offered or sold, and will not be offered or sold, in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong), or the SFO, and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to prospective investors in Singapore

Each representative has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each representative has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares , whether directly or indirectly, to any person in Singapore other than:

(i)    to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA)) pursuant to Section 274 of the SFA;

(ii)   to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(iii)  otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(i)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)  to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)  where no consideration is or will be given for the transfer;

(c)  where the transfer is by operation of law;

(d)  as specified in Section 276(7) of the SFA; or

(e)  as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of the shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to prospective investors in Bermuda

Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to prospective investors in Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority, or the CMA, pursuant to resolution number 2-11-2004 dated October 4, 2004 as amended by resolution number 1-28-2008, as amended, or the CMA Regulations. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

Notice to prospective investors in the British Virgin Islands

The shares are not being, and may not be offered, to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the Company. The shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), or the BVI Companies, but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

This prospectus supplement has not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the shares for the purposes of the Securities and Investment Business Act, 2010 or the Public Issuers Code of the British Virgin Islands.

Notice to prospective investors in China

This prospectus supplement will not be circulated or distributed in the PRC and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to prospective investors in Korea

The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder, or the FSCMA, and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or the FETL. The shares have not been listed on any of the securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

Notice to prospective investors in Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia, or the Commission, for the Commission's approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission, (ii) a holder of a Capital Markets Services Licence, (iii) a person who acquires the shares, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction, (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual, (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months, (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months, (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts, (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies), (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010, (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010, and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Notice to prospective investors in Taiwan

The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.

Notice to prospective investors in South Africa

Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted), or the South African Companies Act)) is being made in connection with the issue of the shares in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in Section 96(1) applies:

Section 96(1)(a): the offer, transfer, sale, renunciation or delivery is to:

(i)    persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent,

(ii)   the South African Public Investment Corporation,

(iii)  persons or entities regulated by the Reserve Bank of South Africa,

(iv)  authorised financial service providers under South African law,

(v)   financial institutions recognised as such under South African law,

(vi)  a wholly-owned subsidiary of any person or entity contemplated in (iii), (iv) or (v), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law), or

(vii) any combination of the persons in (i) to (vi), or

Section 96(1)(b): the total contemplated acquisition cost of the securities, for a single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

Notice to prospective investors in Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 – 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 – 1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The Company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor's name, address and passport number or Israeli identification number.

ENFORCEABILITY OF CIVIL LIABILITIES

Certain of our directors named in this prospectus reside outside of the United States. The principal executive offices of one of the selling stockholders, GDD International Holding Company, and its directors and officers are located outside of the United States in Hong Kong. In addition, a significant portion of the assets of certain of our directors are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against those persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

In addition, the courts of Hong Kong may not (a) enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws or (b) recognize or enforce against us any of the persons referenced in the paragraph above judgments of courts of the United States predicated on U.S. federal or state securities laws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Certain legal matters in connection with this offering will be passed upon for the underwriters by DLA Piper LLP (US), New York, New York.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus supplement and elsewhere in the registration statements have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC registration statements under the Securities Act relating to the offering of these securities. The registration statements, including the attached exhibits, contain additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectuses do not contain all of the information set forth in the registration statements. You can obtain copies of the registration statements, at prescribed rates, from the SEC at the address listed above. The registration statements and the documents referred to below under “Information Incorporated by Reference” are also available on our website, www.griddynamics.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectuses the information on our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectuses.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement and the accompanying prospectuses. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectuses are continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectuses or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectuses incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statements of which this prospectus supplement and the accompanying prospectuses form a part are terminated or completed:

• our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 5, 2021, as amended by the Form 10-K/A filed with the SEC on April 28, 2021;

• our Quarterly Report on Form 10-Q for the three months ended March 31, 2021, filed with the SEC on May 6, 2021;

• our Current Reports on Form 8-K filed on February 19, 2021, May 17, 2021, May 17, 2021, May 20, 2021, May 24, 2021, June 1, 2021, and June 10, 2021; and

• the description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed on October 3, 2018, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Grid Dynamics Holdings, Inc.
5000 Executive Parkway, Suite 520
San Ramon, CA 94583
Attn: Investor Relations
(650) 523-5000

Prospectus

Grid Dynamics Holdings, Inc.

$200,000,000

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Subscription Rights
Purchase Contracts
Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $200,000,000.

The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Stock Market LLC under the symbol “GDYN.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

We are an “emerging growth company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 4 of this prospectus and “Item 1A — Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 13, 2021.

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About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

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Prospectus Summary

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Grid Dynamics Holdings, Inc.,” “we,” “our” and “us” refer, collectively, to Grid Dynamics Holdings, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Company Overview

Grid Dynamics Holdings, Inc. (“Grid Dynamics,” “GDH,” the “Company,” “we,” “us,” or “our”) is an emerging leader in enterprise-level digital transformations in Fortune 1000 companies. For enterprises that create innovative digital products and experiences, Grid Dynamics offers close collaboration to provide digital transformation initiatives that span strategy consulting, development of early prototypes and enterprise-scale delivery of new digital platforms. Since its inception in 2006 in Menlo Park, California, as a grid and cloud consultancy firm, Grid Dynamics has been on the forefront of digital transformation, working on big ideas like cloud computing, NOSQL, DevOps, microservices, big data and artificial intelligence (“AI”), and quickly established itself as a provider of choice for technology and digital enterprise companies.

As a leading global digital engineering and information technology (“IT”) services provider with its headquarters in Silicon Valley and engineering centers in the United States and multiple Central and Eastern European countries, Grid Dynamics’ core business is to deliver focused and complex technical consulting, software design, development, testing and internet service operations. Grid Dynamics also helps organizations become more agile and create innovative digital products and experiences through its deep expertise in emerging technology, such as AI, data science, cloud computing, big data and DevOps, lean software development practices and a high-performance product culture.

Grid Dynamics believes that the key to its success is a business culture that puts products over projects, client success over contract terms and real business results over pure technical innovation. By leveraging Grid Dynamics’ proprietary processes optimized for innovation, emphasis on talent development and technical expertise, Grid Dynamics has been able to achieve significant growth, increasing its revenue from $91.9 million for the year ended December 31, 2018 to $111.3 million for the year ended December 31, 2020, a 21% increase, although revenue for 2020 decreased 6% from $118.3 million for the year ended December 31, 2019 mostly due to disruptions caused to its Retail Vertical which was negatively impacted by the coronavirus (“COVID-19”) pandemic.

Corporate Information

On March 5, 2020, a wholly-owned subsidiary (“Merger Sub 1”) of ChaSerg Technology Acquisition Corp., a Delaware corporation (“ChaSerg”), merged with and into Grid Dynamics International, Inc., a California corporation (“GDI”), with GDI surviving the merger (the “Initial Merger”). Immediately following the Initial Merger, GDI merged with and into another wholly-owned subsidiary of ChaSerg (“Merger Sub 2”) with Merger Sub 2 surviving; Merger Sub 2 was then renamed “Grid Dynamics International, LLC,” and ChaSerg was then renamed “Grid Dynamics Holdings, Inc.” (the “Business Combination”). As of the open of trading on March 6, 2020, the common stock and warrants of Grid Dynamics Holdings, Inc., formerly those of ChaSerg, began trading on the NASDAQ Stock Market LLC (“NASDAQ”) as “GDYN” and “GDYNW,” respectively.

Our principal executive offices are located at 5000 Executive Pkwy Suite 520, San Ramon, CA 94583, and our telephone number is (650) 523-5000.

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Our website address is www.griddynamics.com. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of our common stock.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Unless expressly indicated or the context requires otherwise, the terms “Grid,” “Grid Dynamics,” “GDYN,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to the parent entity formerly named ChaSerg Technology Acquisition Corp., after giving effect to the Business Combination, and as renamed Grid Dynamics Holdings, Inc., and where appropriate, our wholly-owned subsidiaries.

The Securities That May Be Offered

We may offer or sell common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $200,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. The holders of common stock have no preemptive rights.

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Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue preferred stock in one or more series and to fix the rights, preferences and restrictions thereof. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Depositary Shares

We may issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

Each series of depositary shares or depositary receipts offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Warrants

We may offer warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. We may offer warrants independently or together with other securities.

Subscription Rights

We may offer subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

Purchase Contracts

We may offer purchase contracts, including contracts obligating holders or us to purchase from the other a specific or variable number of securities at a future date or dates.

Units

We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

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Risk Factors

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I — Item 1A — Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II — Item 1A — Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

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Forward-Looking Statements

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

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Use of Proceeds

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses; however, we currently have no agreements or commitments to complete any such transaction. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending these uses, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

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Description of Capital Stock

The description of our capital stock is incorporated by reference to Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 5, 2021.

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Description of Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

• the title and ranking of the debt securities (including the terms of any subordination provisions);

• the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

• any limit upon the aggregate principal amount of the debt securities;

• the date or dates on which the principal of the securities of the series is payable;

• the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

• the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

• the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

• any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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• the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

• the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

• whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

• the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

• the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

• the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

• if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

• the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

• any provisions relating to any security provided for the debt securities;

• any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

• any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

• any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

• any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

• whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

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Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

• we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

• immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

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Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

• default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

• default in the payment of principal of any security of that series at its maturity;

• default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

• certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

• any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

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No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

• that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

• the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

• to cure any ambiguity, defect or inconsistency;

• to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

• to provide for uncertificated securities in addition to or in place of certificated securities;

• to add guarantees with respect to debt securities of any series or secure debt securities of any series;

• to surrender any of our rights or powers under the indenture;

• to add covenants or events of default for the benefit of the holders of debt securities of any series;

• to comply with the applicable procedures of the applicable depositary;

• to make any change that does not adversely affect the rights of any holder of debt securities;

• to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

• to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

• to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

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We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

• reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

• reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

• reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

• reduce the principal amount of discount securities payable upon acceleration of maturity;

• waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

• make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

• make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

• waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

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This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

• we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

• any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

• depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

• such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

• no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

• delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

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Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

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Description of Depositary Shares

General

We may, at our option, elect to offer fractional shares of preferred stock, or depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary

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receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of the Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

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Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

• all outstanding depositary shares have been redeemed; or

• there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

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Description of Warrants

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

• the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

• the currency or currency units in which the offering price, if any, and the exercise price are payable;

• the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

• whether the warrants are to be sold separately or with other securities as parts of units;

• whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

• any applicable material U.S. federal income tax consequences;

• the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

• the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

• the designation and terms of any equity securities purchasable upon exercise of the warrants;

• the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

• if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

• if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

• the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

• if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

• information with respect to book-entry procedures, if any;

• the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

• any redemption or call provisions; and

• any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

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Description of Subscription Rights

We may issue subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

• the price, if any, for the subscription rights;

• the exercise price payable for our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;

• the number of subscription rights to be issued to each stockholder;

• the number and terms of our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;

• the extent to which the subscription rights are transferable;

• any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

• the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

• the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

• if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information.”

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Description of Purchase Contracts

The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

• the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

• whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

• any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

• any provisions relating to any security provided for the purchase contracts;

• whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

• whether the purchase contracts are to be prepaid or not;

• whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

• any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

• a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

• whether the purchase contracts will be issued in fully registered or global form; and

• any other terms of the purchase contracts and any securities subject to such purchase contracts.

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Description of Units

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus captioned “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

• the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

• any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

• whether the units will be issued in fully registered or global form.

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Plan of Distribution

We may sell securities:

• through underwriters;

• through dealers;

• through agents;

• directly to purchasers; or

• through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

• at a fixed price or prices that may be changed from time to time;

• at market prices prevailing at the time of sale;

• at prices related to such prevailing market prices; or

• at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

• the name of the agent or any underwriters;

• the public offering or purchase price;

• if applicable, the names of any selling securityholders;

• any discounts and commissions to be allowed or paid to the agent or underwriters;

• all other items constituting underwriting compensation;

• any discounts and commissions to be allowed or paid to dealers; and

• any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

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If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

• the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

• if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled

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business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

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Legal Matters

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

Experts

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.griddynamics.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

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Incorporation by Reference

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

• our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 5, 2021, as amended by the Form 10-K/A filed with the SEC on April 28, 2021;

• our Current Report on Form 8-K filed on February 19, 2021; and

• The description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed on October 3, 2018, including any amendment or report filed for the purpose of updating such description.

In addition, any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Grid Dynamics Holdings, Inc.
5000 Executive Parkway, Suite 520
San Ramon, CA 94583
Attn: Investor Relations
(650) 523-5000

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Prospectus

44,829,952 Shares

346,500 Warrants

This prospectus relates to shares of common stock, par value $0.0001 per share, of Grid Dynamics Holdings, Inc. (the “Company,” “we,” “us,” or “our”) and warrants to purchase our common stock as described herein. The selling securityholders identified in this prospectus may offer and sell from time to time up to 44,829,952 shares of our common stock (28,874,138 of which are outstanding, 11,346,500 of which are issuable upon the exercise of outstanding warrants discussed below and 4,609,314 of which are issuable upon the vesting of outstanding restricted stock units and performance share awards discussed below) and up to 346,500 warrants. We may issue up to 11,346,500 shares of our common stock that are issuable upon the exercise of outstanding warrants, each of which are exercisable at $11.50 per share, and up to 4,609,314 shares upon the vesting of outstanding restricted stock units and performance share awards.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. We will not receive any of the proceeds from the sale of the securities by the selling securityholders. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. We will pay the expenses associated with registering the sales by the selling securityholders, as described in more detail in the section titled “Use of Proceeds.”

The selling securityholders may sell the securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholders may sell their securities in the section titled “Plan of Distribution.”

The selling securityholders may sell any, all or none of the securities and we do not know when or in what amount the selling securityholders may sell their securities hereunder.

Our common stock is listed on the NASDAQ Stock Market LLC (“NASDAQ”) under the symbol “GDYN” and our warrants are listed on NASDAQ under the symbol “GDYNW”. On April 30, 2021, the last quoted sale price for our common stock as reported on NASDAQ was $14.41 per share and the last quoted sale price for our warrants as reported on NASDAQ was $4.92 per warrant.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 9 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 13, 2021.

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

The Grid Dynamics design logo and the Grid Dynamics mark appearing in this prospectus are the property of Grid Dynamics Holdings, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, the selling securityholders named in this prospectus may, from time to time, sell up to 44,829,952 shares of common stock and up to 346,500 warrants from time to time in one or more offerings as described in this prospectus. To the extent necessary, each time that the selling securityholders offer and sell securities, we or the selling securityholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take any responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, neither we nor the selling securityholders guarantee the accuracy or completeness of this information and neither we nor the selling securityholders have independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

On March 5, 2020, a wholly-owned subsidiary (“Merger Sub 1”) of ChaSerg Technology Acquisition Corp., a Delaware corporation (“ChaSerg”), merged with and into Grid Dynamics International, Inc., a California corporation (“GDI”), with GDI surviving the merger (the “Initial Merger”). Immediately following the Initial Merger, GDI merged with and into another wholly-owned subsidiary of ChaSerg (“Merger Sub 2”) with Merger Sub 2 surviving; Merger Sub 2 was then renamed “Grid Dynamics International, LLC,” and ChaSerg was then renamed “Grid Dynamics Holdings, Inc.” (the “Business Combination”). As of the open of trading on March 6, 2020, the common stock and warrants of Grid Dynamics Holdings, Inc. (“Grid Dynamics”), formerly those of ChaSerg, began trading on NASDAQ as “GDYN” and “GDYNW,” respectively.

Unless expressly indicated or the context requires otherwise, the terms “Grid,” “Grid Dynamics,” “GDYN,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to the parent entity formerly named ChaSerg Technology Acquisition Corp., after giving effect to the Business Combination, and as renamed Grid Dynamics Holdings, Inc., and where appropriate, our wholly-owned subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.griddynamics.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

• our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 5, 2021, as amended on April 28, 2021 (our “Annual Report”);

• our Current Report on Form 8-K filed with the SEC on February 19, 2021 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

• the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on October 3, 2018, and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.4 to our Annual Report.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Grid Dynamics Holdings, Inc.
5000 Executive Parkway, Suite 520
San Ramon, CA 94583
(650) 523-5000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Grid Dynamics is an emerging leader in enterprise-level digital transformations in Fortune 1000 companies. For enterprises that create innovative digital products and experiences, Grid Dynamics offers close collaboration to provide digital transformation initiatives that span strategy consulting, development of early prototypes and enterprise-scale delivery of new digital platforms. Since its inception in 2006 in Menlo Park, California, as a grid and cloud consultancy firm, Grid Dynamics has been on the forefront of digital transformation, working on big ideas like cloud computing, NOSQL, DevOps, microservices, big data and artificial intelligence (“AI”), and quickly established itself as a provider of choice for technology and digital enterprise companies.

As a leading global digital engineering and information technology (“IT”) services provider with its headquarters in Silicon Valley and engineering centers in the United States and multiple Central and Eastern European (“CEE”) countries, Grid Dynamics’ core business is to deliver focused and complex technical consulting, software design, development, testing and internet service operations. Grid Dynamics also helps organizations become more agile and create innovative digital products and experiences through its deep expertise in emerging technology, such as AI, data science, cloud computing, big data and DevOps, lean software development practices and a high-performance product culture.

On March 5, 2020, a wholly-owned subsidiary (“Merger Sub 1”) of ChaSerg Technology Acquisition Corp., a Delaware corporation (“ChaSerg”), merged with and into Grid Dynamics International, Inc., a California corporation (“GDI”), with GDI surviving the merger (the “Initial Merger”). Immediately following the Initial Merger, GDI merged with and into another wholly-owned subsidiary of ChaSerg (“Merger Sub 2”) with Merger Sub 2 surviving; Merger Sub 2 was then renamed “Grid Dynamics International, LLC,” and ChaSerg was then renamed “Grid Dynamics Holdings, Inc.” (the “Business Combination”). As of the open of trading on March 6, 2020, the common stock and warrants of Grid Dynamics Holdings, Inc. (“Grid Dynamics”), formerly those of ChaSerg, began trading on the NASDAQ Stock Market LLC (“NASDAQ”) as “GDYN” and “GDYNW,” respectively.

Our principal executive offices are located at 5000 Executive Pkwy Suite 520, San Ramon, CA 94583, and our telephone number is (650) 523-5000.

THE OFFERING

Shares of Common Stock Offered by the Selling Securityholders Hereunder

An aggregate of 28,874,138 outstanding shares of the Registrant’s common stock beneficially held by ChaSerg Technology Sponsor LLC (the “Sponsor”), Beijing Teamsun Technology Co. Ltd and certain of the Registrant’s employees and directors, Explorer Parent LLC (“Explorer”), and Cantor Fitzgerald & Co. (“Cantor”).

11,000,000 shares of the Registrant’s common stock issuable upon exercise of certain public warrants originally sold as part of the units in ChaSerg’s initial public offering (the “Public Warrants”). Each Public Warrant currently is exercisable for one share of the Registrant’s common stock at a price of $11.50 per share.

346,500 shares of the Registrant’s common stock issuable upon exercise of certain private placement warrants that were issued to the Sponsor and Cantor in connection with ChaSerg’s initial public offering, and to Explorer in connection with the Business Combination as consideration for repayment of loans made by the Sponsor to ChaSerg (the “Private Warrants,” and collectively with the Public Warrants, the “Warrants”). Each Private Warrant currently is exercisable for one share of the Registrant’s common stock at a price of $11.50 per share.

4,609,314 shares of the Registrant’s common stock issuable upon vesting of certain restricted stock units and performance share awards that were issued by the Registrant.

Warrants Offered by the Selling Securityholders Hereunder

346,500 warrants to purchase shares of the Registrant’s common stock that are the Private Warrants issued to the Sponsor and Cantor in private placements that closed simultaneously with the closing of ChaSerg’s initial public offering, and to Explorer in connection with the Business Combination as consideration for repayment of loans made by the Sponsor to ChaSerg. Each Private Warrant currently is exercisable for one share of the Registrant’s common stock at a price of $11.50 per share.

Use of Proceeds

We will not receive any proceeds from the sale of our securities offered by the selling securityholders under this prospectus (the “Securities”). We will receive up to an aggregate of approximately $130,484,750 from the exercise of the Warrants ($57,077,156.50 based on the number of Warrants outstanding on February 28, 2021), assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See the section titled “Use of Proceeds” for more information.

Common Stock Outstanding

50,833,619 shares prior to any exercise of the Warrants or any vesting of restricted stock units or performance share awards.

66,789,433 shares after giving effect to the exercise of all of the outstanding Warrants and the vesting of all restricted stock units and performance share awards.

Risk Factors	See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our common stock.
NASDAQ symbol	“GDYN” for our common stock and “GDYNW” for our warrants.

The number of shares of common stock outstanding is based on 50,833,619 shares of common stock outstanding as of March 5, 2020 and excludes the following:

• 4,678,011 shares of our common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of March 5, 2020, with a weighted-average exercise price of $3.54 per share;

• 11,346,500 shares of our common stock issuable upon the exercise of warrants to purchase shares of our common stock outstanding as of March 5, 2020, with an exercise price of $11.50 per share; and

• 16,300,000 shares of our common stock issuable reserved for future issuance under our 2020 Equity Incentive Plan (the “2020 Plan”), of which 4,609,314 shares of our common stock are now issuable upon vesting of certain restricted stock units and performance share awards granted after March 5, 2020, and 1,776,500 shares of our common stock are now issuable upon the exercise of options to purchase shares of our common stock granted after March 5, 2020, with a weighted-average exercise price of $8.22 per share.

RISK FACTOR SUMMARY

An investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information contained in this prospectus, including our consolidated financial statements and related notes, before deciding to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business or results of operations.

Our business is subject to numerous risks and uncertainties that you should consider before investing in our company, as fully described below. The principal factors and uncertainties that make investing in our company risky include, among others:

• We have a relatively short operating history and operate in a rapidly evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not continue to be successful and may adversely impact our stock price.

• We may be unable to effectively manage our growth or achieve anticipated growth, which could place significant strain on our management personnel, systems and resources.

• Our revenues have historically been highly dependent on a limited number of clients and industries that are affected by seasonal trends, and any decrease in demand for outsourced services in these industries may reduce our revenues and adversely affect our business, financial condition and results of operations.

• The impact of the COVID-19 pandemic has and may continue to affect our overall financial performance, business operations, and stock price.

• Our revenues are highly dependent on clients primarily located in the U.S. Any economic downturn in the U.S. or in other parts of the world, including Europe, or disruptions in the credit markets may have a material adverse effect on our business, financial condition and results of operations.

• We face intense competition.

• Damage to our reputation may adversely impact our ability to generate and retain business.

• Our failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could have a significant adverse effect on our business, financial condition, and results of operations.

• Our business operations may be severely disrupted if we lose the services of our senior executives and key employees.

• Failure to adapt to changing technologies, methodologies, and evolving industry standards may have a material adverse effect on our business, financial condition, and results of operations.

• Security breaches, system failures or errors, and other disruptions to our network could result in disclosure of confidential information and expose us to liability, which would cause our business and reputation to suffer.

• Undetected software design defects, errors or failures may result in loss of business or in liabilities that could have a material adverse effect on our reputation, business and results of operations.

• Acquisitions, strategic investments, partnerships or alliances could be difficult to identify and integrate, divert the attention of management, disrupt our business, dilute stockholder value and adversely affect our financial condition and results of operations, we may not achieve the financial and strategic goals that were contemplated at the time of a transaction, and we may be exposed to claims, liabilities and disputes as a result of the transaction that may adversely impact our business, operating results and financial condition.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

All of the shares of common stock and warrants offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the Securities hereunder. We will receive up to an aggregate of approximately $130,484,750 ($57,077,156.50 based on the number of Warrants outstanding on February 28, 2021) from the exercise of the Warrants assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes.

With respect to the registration of the shares of our common stock issuable upon exercise of the Warrants, the selling securityholders will pay any underwriting discounts and commissions incurred by them in disposing of the Securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees, and fees of our counsel and our independent registered public accountants, expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the Securities.

With respect to the registration of all other shares of common stock and warrants offered by the selling securityholders pursuant to this prospectus, the selling securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the Securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees, and fees of our counsel and our independent registered public accountants.

DESCRIPTION OF SECURITIES

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.” The summary below is also qualified by reference to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

General

The following is a summary of the rights of our securities and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of the DGCL.

Authorized Capital Stock

Our amended and restated certificate of incorporation authorizes us to issue up to 110,000,000 shares of common stock, $0.0001 par value per share, and 1,000,000 shares of preferred stock, $0.0001 par value per share.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting are able to elect all of the directors.

Dividend Rights

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of our common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of our preferred stock have been satisfied, as may be established by our board of directors.

Preemptive or Other Rights

Our stockholders will have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Election of Directors

Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that the election of all directors is determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

As of February 15, 2021, there were 50,878,780 shares of our common stock issued and outstanding.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue the unissued shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. No shares of preferred stock are outstanding and we have no present plan to issue any shares of preferred stock.

Warrants

Following the Business Combination, each warrant outstanding for the purchase of shares of ChaSerg Class A Common Stock became, in accordance with its terms, exercisable for one share of our common stock, with all other terms of such warrants remaining unchanged. In addition, and we assumed all rights and obligations under ChaSerg’s existing Warrant Agreement (as described below).

As of February 15, 2021, there were outstanding an aggregate of 11,346,494 warrants to acquire our common stock. Each warrant entitles the holder thereof to purchase one share of our common stock at $11.50 per share.

Redeemable Warrants

Public Stockholders’ Warrants

Each whole warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of ChaSerg’s initial public offering or 30 days after the completion of the Business Combination. Pursuant to the Warrant Agreement (as described below), a warrantholder may exercise its warrants only for a whole number of shares of our common stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. No fractional warrants were issued upon separation of the units and only whole warrants will trade. Accordingly, unless a holder purchased at least two units, the holder will not be able to receive or trade a whole warrant.

The warrants expire five years after the completion of the Business Combination, at 5:00 p.m., Eastern time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of our common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of our common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of our common stock upon exercise of a warrant unless our common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

In connection with the Business Combination, on June 2, 2020 we filed a registration statement on Form S-1 with the SEC covering the shares of our common stock issuable upon exercise of the warrants. We have agreed to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed, per the Warrant Agreement (as described below).

We may call the warrants for redemption:

• in whole and not in part;

• at a price of $0.01 per warrant;

• upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

• if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrantholders.

We may not exercise our redemption right if the issuance of shares of our common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of our common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in the initial public offering.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of our common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of the warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” is the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after the Business Combination. If we call our warrants for redemption and our management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their placement warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each whole warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) and (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, any consideration received for such rights will be taken into account, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of common stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to redeem 100% of our common stock if we do not complete our initial business combination within 18 months from the closing of ChaSerg’s initial public offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of shares sold in ChaSerg’s initial public offering upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of its assets or other property as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants were issued in registered form under a Warrant Agreement, which we have now assumed, between Continental Stock Transfer & Trust Company, as warrant agent, and ChaSerg. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding publicly traded warrants (the “Public Warrants”) to make any change that adversely affects the interests of the registered holders of Public Warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the warrantholder.

Placement Warrants

Except as described below, the placement warrants have terms and provisions that are identical to those of the warrants sold as part of the units in ChaSerg’s initial public offering, including as to exercise price, exercisability and exercise period. The placement warrants (including our common stock issuable upon exercise of the placement warrants) were not transferable, assignable or salable until 30 days after the completion of the Business Combination (except, among other limited exceptions as described under the section titled “Restrictions on Transfers of Earnout Shares,” to our officers and directors and other persons or entities affiliated with the Sponsor or Cantor and/or its designees). They will also be exercisable on a cashless basis and will not be redeemable by us so long as they are held by the Sponsor, Cantor and/or their permitted transferees. The Sponsor, Cantor and/or their permitted transferees, have the option to exercise the placement warrants on a cashless basis. If the placement warrants are held by holders other than the Sponsor, Cantor and/or their permitted transferees, the placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units sold in ChaSerg’s initial public offering. In addition, for as long as the placement warrants are held by Cantor and/or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement used in connection with ChaSerg’s initial public offering.

If holders of the placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we agreed that these warrants would be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is that the Sponsor is, and its transferees could be, affiliated with us following the Business Combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. Accordingly, unlike public stockholders who could sell the shares of common stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to fund working capital deficiencies and finance transaction costs in connection with our Business Combination, the Sponsor made loans in the amount of $530,000. In connection with the completion of our Business Combination, ChaSerg issued 53,000 units, equal to 53,000 shares of its common stock, and 26,500 placement warrants, to Explorer, the parent entity of the Sponsor, as repayment for those loans.

Restrictions on Transfer of Earnout Shares

In connection with the Business Combination, the Sponsor and Cantor entered into a side letter with us pursuant to which, among other things, each of the Sponsor and Cantor agreed to refrain from selling, transferring or otherwise disposing of up to 1,090,000 and 110,000 shares, respectively, of our common stock (such portion, the “Earnout Shares”) that it holds, until certain release events have been realized. Such Earnout Shares were automatically converted to shares of our common stock following the Business Combination. Under the terms of the side letter, each of the Sponsor and Cantor is able to sell or transfer one-third of its respective Earnout Shares upon the price of our common stock reaching a price of $12.00 per share, an additional one-third of its respective Earnout Shares upon the stock price reaching a price of $13.50 per share and the final one-third of its respective Earnout Shares upon the stock price reaching a price of $15.00 per share, in each case where such price targets were achieved for a minimum of 20 days out of a 30-day trading period during the applicable earn out period. The $12.00 per share price threshold was met in January 2021 and the $13.50 per share price threshold was met in March 2021.

Our Transfer Agent and Warrant Agent

The transfer agent and registrar for our common stock and warrants is Continental Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law, Successor’s Amended and Restated Certificate of Incorporation, and Successor’s Bylaws

Our amended and restated certificate of incorporation provides that our board of directors is classified into three classes of directors. As a result, in most circumstances, a person will be able to gain control of our board only by successfully engaging in a proxy contest at three or more annual meetings.

Our amended and restated certificate of incorporation does not provide for any action required or permitted to be taken by stockholders to be effected by written consent. Our amended and restated certificate of incorporation provides that directors may be removed prior to the expiration of their terms by stockholders only for cause and upon the affirmative vote of at least a majority of the voting power of all outstanding common stock.

Our amended and restated certificate of incorporation requires that changes or amendments to the amended and restated certificate of incorporation or the amended and restated bylaws must be approved by at least a majority of the voting power of the then-outstanding common stock.

Our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors. Instead, our board of directors is empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances. Our advance notice procedures include requirements that the stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting.

Our amended and restated certificate of incorporation provides that special meetings of stockholders may be called only by the chairman of our board of directors, our chief executive officer or a majority of our board of directors, and stockholders are specifically denied the right to call special meetings.

Our amended and restated certificate of incorporation provides that stockholders seeking to bring business before any meeting of stockholders or to nominate candidates for election as directors at any meeting of stockholders must provide advance notice as provided in our amended and restated bylaws. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the Company.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum

Our amended and restated bylaws provide that the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for the following (except for any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction):

• any derivative action or proceeding brought on our behalf;

• any action asserting a claim of breach of a fiduciary duty owed by, or otherwise wrongdoing by, any of our directors, officers or other employees to us or our stockholders;

• any action arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or amended and restated bylaws;

• any action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or amended and restated bylaws; and

• any other action asserting a claim that is governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware.

However, notwithstanding the exclusive forum provisions, our amended and restated bylaws explicitly state that they would not preclude the filing of claims brought to enforce any liability or duty created under federal securities laws, including the Exchange Act or Securities Act.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.

In addition, our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Registration Rights Agreement

We entered into an amended and restated registration rights agreement with the Sponsor and certain holders party thereto (the “Existing Holders”) (as amended and restated, the “Registration Rights Agreement”). Under the Registration Rights Agreement, within 45 calendar days after consummation of the Business Combination, we were required to register for resale our common stock issuable for (i) shares of common stock held by any Existing Holders immediately following the closing of the Business Combination, (ii) any of the 640,000 units issued in private placement transactions by us in October 2018 and (iii) any other equity securities of ours issued or issuable with respect to any securities referenced in clause (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, “Registrable Securities”).

The holders of a majority-in-interest of the Registrable Securities held by the Existing Holders and any of their permitted transferees were entitled to demand that we register the resale of such securities; provided, however, that we are not be required to effect an underwritten offering for any resale of Registrable Securities on a Registration Statement on Form S-3 unless such underwritten offering is reasonably expected to result in gross proceeds in excess of $10 million.

On May 12, 2020, the Company filed the Initial Registration Statement, which, as amended, was declared effective by the SEC on June 3, 2020, pursuant to the registration rights held by such Existing Holders. On March 8, 2021, the Company filed the Post-Effective Amendment No.1, which was declared effective by the SEC on March 13, 2021. In addition, these Existing Holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us.

We will bear the expenses incurred in connection with the filing of any such registration statements.

Warrant Agreement

After giving effect to the Business Combination, we assumed all rights and obligations under ChaSerg’s Warrant Agreement entered into on October 4, 2018 between ChaSerg and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”). Pursuant to the Warrant Agreement, ChaSerg agreed to use its best efforts to file a registration statement with the SEC registering resales of shares of common stock issuable upon the exercise of the Private Warrants held by the Sponsor and the Public Warrants, in addition to certain other securities, as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination. ChaSerg agreed to use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants. Warrant holders may, during any period when we fail to maintain an effective registration statement covering the common stock issuable upon exercise of the warrants, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available.

Stockholders’ Agreement

On November 13, 2019, and effective as of the closing of the Business Combination (the “Closing”), ChaSerg and each of the Sponsor, BGV, GDB International Investment Limited, GDD International Holding Company, Leonard Livschitz, Victoria Livschitz and ASL (together with any individuals or entities that are signatories thereto or hereafter become party to the agreement, the “Voting Parties”) entered into a Stockholders’ Agreement, pursuant to which, among other things, the Voting Parties agreed (i) to take all necessary action to cause the our board of directors to be comprised of eight directors effective immediately following the Closing, (ii) subject to certain share ownership thresholds, to grant each of ASL and the Sponsor rights to designate two directors for election to the Company’s board of directors (and the Voting Parties will vote in favor of such designees), (iii) to designate the Chief Executive Officer of Grid Dynamics for election to our board of directors, and (iv) to designate three unaffiliated designates for election to our board of directors.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

• 1% of the number of shares then outstanding; and

• the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about our company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

• the issuer of the securities that was formerly a shell company has ceased to be a shell company;

• the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

• the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

• at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Following the consummation of the business combination, we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Exchange Listing

Our common stock and warrants are listed on NASDAQ under the symbols “GDYN” and “GDYNW,” respectively.

PRINCIPAL AND SELLING SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of February 28, 2021 (unless otherwise specified), as adjusted to reflect the Securities that may be sold from time to time pursuant to this prospectus, for:

• each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

• each of our named executive officers;

• each of our directors;

• all executive officers and directors as a group; and

• all selling securityholders, consisting of the entities and individuals shown as having securities listed in the columns “Shares Being Offered” and “Warrants Being Offered,” as applicable.

The shares of common stock and warrants originally offered by the selling securityholders hereunder include:

• an aggregate of 22,681,138 outstanding shares of our common stock beneficially owned by Beijing Teamsun Technology Co. Ltd and certain of our employees and directors;

• an aggregate of 6,030,000 outstanding shares of our common stock beneficially owned by ChaSerg Technology Sponsor LLC (the “Sponsor”);

• an aggregate of 110,000 outstanding shares of our common stock beneficially owned by Cantor Fitzgerald & Co. (“Cantor”);

• an aggregate of 53,000 outstanding shares of our common stock beneficially owned by Explorer Parent LLC (“Explorer”), the parent entity of the Sponsor;

• 265,000 shares of our common stock issuable upon exercise of the warrants that were issued to the Sponsor in connection with ChaSerg’s initial public offering in a private placement, currently exercisable for one share of our common stock at a price of $11.50 per share (upon exercise and issuance, such shares of common stock may be offered for sale by the holders pursuant to this prospectus);

• 265,000 warrants to purchase shares of our common stock that are the warrants issued to the Sponsor in connection with ChaSerg’s initial public offering in a private placement, currently exercisable for one share of our common stock at a price of $11.50 per share;

• 55,000 shares of our common stock issuable upon exercise of the warrants that were issued to Cantor in connection with ChaSerg’s initial public offering in a private placement, currently exercisable for one share of our common stock at a price of $11.50 per share (upon exercise and issuance, such shares of common stock may be offered for sale by the holders pursuant to this prospectus);

• 55,000 warrants to purchase shares of our common stock that are the warrants issued to Cantor in connection with ChaSerg’s initial public offering in a private placement, currently exercisable for one share of our common stock at a price of $11.50 per share;

• 26,500 shares of our common stock issuable upon exercise of the warrants that were issued to Explorer in connection with the Business Combination in a private placement as consideration for repayment of loans made by the Sponsor to ChaSerg, currently exercisable for one share of our common stock at a price of $11.50 per share (upon exercise and issuance, such shares of common stock may be offered for sale by the holders pursuant to this prospectus);

• 26,500 warrants to purchase shares of our common stock that are the warrants that were issued to Explorer in connection with the Business Combination in a private placement as consideration for repayment of loans made the by Sponsor to ChaSerg, currently exercisable for one share of our common stock at a price of $11.50 per share; and

• 4,609,314 shares of our common stock issuable upon vesting in full of restricted stock units (“RSUs”) and performance share awards (“PSAs”) granted on March 13, 2020 and May 4, 2020, to certain of our employees (upon vesting in full of the RSUs and PSAs, and issuance of the shares of our common stock pursuant to the RSUs and PSAs, such shares of common stock may be offered for sale by the holders pursuant to this prospectus). 1,722,564 of these shares were issuable upon the vesting of PSAs granted on May 4, 2020, and this number assumed the maximum number of shares subject to the PSAs would vest based on the achievement of the maximum target performance conditions for all such PSAs. In February 2021, 1,452,699 shares were issued (702,532 net of shares withheld for taxes) after the compensation committee of our board certified the achievement of certain performance metrics, resulting in 253% of the target number of PSAs vesting on the certification date.

Note that the (i) 11,000,000 shares of our common stock issuable upon exercise of public warrants that were sold in ChaSerg’s initial public offering and (ii) 1,776,500 shares of our common stock now issuable upon the exercise of options to purchase shares of our common stock granted after March 5, 2020 are not included in the following table.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options, warrants or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of February 28, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of our common stock prior to this offering on 53,802,690 shares of our common stock outstanding as of February 28, 2021 unless otherwise noted.

Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o Grid Dynamics Holdings, Inc., 5000 Executive Parkway, Suite 520, San Ramon, CA 94583.

	Shares Beneficially Owned Prior to the Offering(1)		Shares Being Offered(2)	Warrants Being Offered	Shares Beneficially Owned After the Offering
	Shares	Percentage	Shares	Warrants	Shares	Percentage
Name of Beneficial Owner 5% Securityholders:
Beijing Teamsun Technology Co. Ltd.(3)	19,490,295	36.2%	19,490,295	—	—	—
Entities affiliated with Blackrock, Inc.(4)	2,948,496	5.5%	—	—	2,948,496	4.3%
Entities affiliated with Federated Hermes, Inc.(5)	2,744,600	5.1%	—	—	2,744,600	4.0%
Entities affiliated with William Blair Investment Management, LLC(6)	3,601,085	6.7%	—	—	3,601,085	5.3%

	Shares Beneficially Owned Prior to the Offering(1)		Shares Being Offered(2)	Warrants Being Offered	Shares Beneficially Owned After the Offering
	Shares	Percentage	Shares	Warrants	Shares	Percentage
Named Executive Officers and Directors:
Lloyd Carney(7)	1,115,240	2.1%	—	—	1,115,240	1.6%
Eric Benhamou(8)	2,404,297	4.5%	2,094,850	—	309,447	*
Marina Levinson(9)	11,036	*	—	—	11,036	*
Leonard Livschitz(10)	2,542,472	4.5%	1,732,219	—	1,985,459	2.9%
Michael Southworth(11)	11,456	*	—	—	11,456	*
Weihang Wang(12)	9,772	*	—	—	9,772	*
Yueou Wang(13)	200,375	*	—	—	200,375	*
Shuo Zhang(14)	224,619	*	139,655	—	84,964	*
Victoria Livschitz(15)	1,429,832	2.6%	1,088,066	—	341,766	*
Yury Gryzlov(16)	409,190	*	238,064	—	352,671	*
Other Executive Officers:
Anil Doradla(17)	101,021	*	244,988	—	37,500	*
Max Martynov(18)	339,097	*	237,978	—	289,136	*
Vadim Kozyrkov(19)	339,140	*	238,027	—	289,136	*
Stan Klimoff(20)	342,988	*	346,483	—	180,675	*
All executive officers and directors as a group (14 persons)	9,480,535	16.4%	6,360,330	—	5,218,633	7.7%
Other Selling Securityholders:
Cantor Fitzgerald & Co.(21)	127,875	*	127,875	42,625	—	—
ChaSerg Technology Sponsor LLC(22)	726,667	1.4%	726,667	—	—	—
Explorer Parent LLC(23)	1,189,442	*	79,500	26,500	1,083,442	1.4%
Employees hired from 2006 to 2010(24)	316,418	*	254,991		253,927	*
Employees hired from 2013 to 2016(25)	274,243	*	181,554		231,189	*

(*)   Represents beneficial ownership of less than 1%.

(1)  The percentage of beneficial ownership on the record date is calculated based on 53,802,690 shares of our common stock as of February 28, 2021, adjusted for each owner’s options, warrants or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of February 28, 2021, if any. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

(2)   Includes certain outstanding shares of our common stock, certain shares of our common stock issuable upon exercise of warrants issued in connection with ChaSerg’s initial public offering in private placements, and certain shares of our common stock issuable upon vesting in full of the RSUs and PSAs granted on March 13, 2020, and May 4, 2020, to certain of our employees.

(3)   Consists of 19,490,295 outstanding shares of our common stock. Beijing Teamsun Technology Co. Ltd. (“Beijing Teamsun”) is the ultimate parent of GDD International Holdings Company (“GDD”), through its subsidiaries Teamsun Technology (HK) Limited (“Teamsun”), Automated Systems Holdings Limited (“ASL”) and GDB International Investment Limited (“GDB”). Beijing Teamsun, GDD, Teamsun, ASL and GDB share voting and dispositive power of all these shares. The address of ASL, GDB and GDD is 15/F, Topsail Plaza, 11 On Sum Street, Shain, Hong Kong, the address of Teamsun is Unit 907, 9th Floor, Tai Yau Building, 181 Johnston Road, Wanchai, Hong Kong and the address of Beijing Teamsun is Room 501, 5/F., No. 23 Building, 10 East Block XiBeiWang East Road, HaiDian District, Beijing, China.

(4)   Based solely on information contained in a Schedule 13G filed on February 2, 2021. This securityholder has sole power to dispose or to direct the disposition of these securities. The securityholder’s principal business address is 55, East 52nd Street, New York, NY 10055.

(5)   Based solely on information contained in a Schedule 13G filed on February 12, 2021. Federated Hermes, Inc. (the “Parent”) is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp.

(the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own these securities (the “Reported Securities”). The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of the Parent. All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). The Trustees exercise collective voting control over the Parent. The Parent, the Trust, and each of the Trustees expressly disclaim beneficial ownership of the Reported Securities. The principal business address for each of the entities and persons identified in this footnote is 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.

(6)   Based solely on information contained in a Schedule 13G filed on February 10, 2021. This securityholder has sole power to dispose or to direct the disposition of these securities. The securityholder’s principal business address is 55, East 52nd Street, New York, NY 10055.

(7)   Consists of (a) 1,025,324 shares held of record by Mr. Carney, (b) 82,150 shares held of record by The Lloyd A. Carney Revocable Trust dated September 25, 1995, of which Mr. Carney serves as trustee, and (c) 7,766 shares subject to RSUs that vest within 60 days of February 28, 2021.

(8)   Consists of (a) 238,228 shares held of record by Mr. Benhamou, (b) 2,094,850 shares held of record by BGV Opportunity Fund LP for which Mr. Benhamou is an officer, director and general partner, (c) 63,533 shares subject to options exercisable within 60 days of February 28, 2021, all of which have vested as of such date, and (d) 7,686 shares subject to RSUs that vest within 60 days of February 28, 2021.

(9)   Consists of (a) 3,751 shares held of record by Ms. Levinson and (b) 7,285 shares subject to RSUs that vest within 60 days of February 28, 2021.

(10) Consists of (a) 399,219 shares held of record by Mr. Livschitz, (b) 1,985,459 shares subject to options exercisable within 60 days of February 28, 2021, all of which have vested as of such date, and (c) 157,794 shares subject to RSUs that vest within 60 days of February 28, 2021. Mr. Livschitz was granted (a) 1,333,000 RSUs on March 13, 2020, certain of which vest within 60 days of February 28, 2021, and (b) 999,750 PSAs on May 4, 2020. The 999,750 PSAs assumed that Mr. Livschitz would achieve the maximum target performance conditions for this grant (equal to 300% of the target number of PSAs subject to this award). In February 2021, the compensation committee of our board certified the achievement of the performance conditions for this grant, resulting in Mr. Livschitz receiving 399,219 shares upon the PSAs vesting (equal to 253% of the target number of PSAs subject to this award, and after accounting for PSAs withheld for tax purposes). Upon vesting in full of such RSUs and PSAs, and issuance of the shares of our common stock pursuant to the RSUs and PSAs, such shares of common stock may be offered for sale by Mr. Livschitz pursuant to this prospectus.

(11)  Consists of (a) 4,091 shares held of record by Mr. Southworth and (b) 7,365 shares subject to RSUs that vest within 60 days of February 28, 2021.

(12) Consists of (a) 2,727 shares held of record by Mr. Wang and (b) 7,045 shares subject to RSUs that vest within 60 days of February 28, 2021.

(13) Consists of (a) 2,727 shares held of record by Mr. Wang, (b) 190,603 shares subject to options exercisable within 60 days of February 28, 2021, all of which have vested as of such date, and (c) 7,045 shares subject to RSUs that vest within 60 days of February 28, 2021.

(14) Consists of (a) 14,146 shares held of record by Ms. Zhang, (b) 139,655 shares held of record by Renascia Fund B LLC for which Ms. Zhang is the managing member and chief executive, (c) 63,533 shares subject to options exercisable within 60 days of February 28, 2021, all of which have vested as of such date, and (d) 7,285 shares subject to RSUs that vest within 60 days of February 28, 2021.

(15) Consists of (a) 40,687 shares held of record by Ms. Livschitz, (b) 277,804 shares held of record by the Victoria Livschitz Charitable Trust for which Ms. Livschitz serves as trustee, (c) 119,343 shares held by the Livschitz Children’s Charitable Trust for which Ms. Livschitz serves as trustee, (d) 576,732 shares held by VLSK2019 LLC for which Ms. Livschitz is a member, (e) 399,190 shares subject to options exercisable within 60 days of February 28, 2021, and (f) 16,076 shares subject to RSUs that vest within 60 days of February 28, 2021. Ms. Livschitz was granted 129,500 RSUs on March 13, 2020, 70,000 RSUs on May 4, 2020, and 97,125 PSAs on May 4, 2020, certain of which vest within 60 days of February 28, 2021. The 97,125 PSAs assumed that Ms. Livschitz would achieve the maximum target performance conditions for this grant (equal to 300% of the target number of PSAs subject to this award). In February 2021, the compensation committee of our board certified the achievement of the performance conditions for this grant, resulting in Ms. Livschitz receiving 40,687 shares upon the PSAs vesting (equal to 253% of the target number of PSAs subject to this award, and after accounting for PSAs withheld for tax purposes). Upon vesting in full of such RSUs and PSAs, and issuance of the shares of our common stock pursuant to the RSUs and PSAs, such shares of common stock may be offered for sale by Ms. Livschitz pursuant to this prospectus.

(16) Consists of (a) 38,564 shares held of record by Mr. Gryzlov, (b) 352,671 shares subject to options exercisable within 60 days of February 28, 2021, and (c) 17,955 shares subject to RSUs that vest within 60 days of February 28, 2021. Mr. Gryzlov was granted 129,500 RSUs on March 13, 2020, 70,000 RSUs on May 4, 2020, and 97,125 PSAs on May 4, 2020, certain of which vest within 60 days of February 28, 2021. The 97,125 PSAs assumed that Mr. Gryzlov would achieve the maximum target performance conditions for this grant (equal to 300% of the target number of PSAs subject to this award). In February 2021, the compensation committee of our board certified the achievement of the performance conditions for this grant, resulting in Mr. Gryzlov receiving 38,564 shares upon the PSAs vesting (equal to 253% of the target number of PSAs subject to this award, and after accounting for PSAs withheld for tax purposes). Upon vesting in full of such RSUs and PSAs, and issuance of the shares of our common stock pursuant to the RSUs and PSAs, such shares of common stock may be offered for sale by Mr. Gryzlov pursuant to this prospectus.

(17) Consists of (a) 47,988 shares held of record by Mr. Doradla, (b) 35,000 shares subject to options exercisable within 60 days of February 28, 2021, and (c) 18,033 shares subject to RSUs that vest within 60 days of February 28, 2021. Mr. Doradla was granted 129,500 RSUs on March 13, 2020, 70,000 RSUs on May 4, 2020, and 97,125 PSAs on May 4, 2020, certain of which vest within 60 days of February 28, 2021. The 97,125 PSAs assumed that Mr. Doradla would achieve the maximum target performance conditions for this grant (equal to 300% of the target number of PSAs subject to this award). In February 2021, the compensation committee of our board certified the achievement of the performance conditions for this grant, resulting in Mr. Doradla receiving 45,488 shares upon the PSAs vesting (equal to 253% of the target number of PSAs subject to this award, and after accounting for PSAs withheld for tax purposes). Upon vesting in full of such RSUs and PSAs, and issuance of the shares of our common stock pursuant to the RSUs and PSAs, such shares of common stock may be offered for sale by Mr. Doradla pursuant to this prospectus.

(18) Consists of (a) 34,631 shares held of record by Mr. Martynov, (b) 289,136 shares subject to options exercisable within 60 days of February 28, 2021, and (c) 15,330 shares subject to RSUs that vest within 60 days of February 28, 2021. Mr. Martynov was granted 129,500 RSUs on March 13, 2020, 70,000 RSUs on May 4, 2020, and 97,125 PSAs on May 4, 2020, certain of which vest within 60 days of February 28, 2021. The 97,125 PSAs assumed that Mr. Martynov would achieve the maximum target performance conditions for this grant (equal to 300% of the target number of PSAs subject to this award). In February 2021, the compensation committee of our board certified the achievement of the performance conditions for this grant, resulting in Mr. Martynov receiving 38,478 shares upon the PSAs vesting (equal to 253% of the target number of PSAs subject to this award, and after accounting for PSAs withheld for tax purposes). Upon vesting in full of such RSUs and PSAs, and issuance of the shares of our common stock pursuant to the RSUs and PSAs, such shares of common stock may be offered for sale by Mr. Martynov pursuant to this prospectus.

(19) Consists of (a) 34,674 shares held of record by Mr. Kozyrkov, (b) 289,136 shares subject to options exercisable within 60 days of February 28, 2021, and (c) 15,330 shares subject to RSUs that vest within 60 days of February 28, 2021. Mr. Kozyrkov was granted 129,500 RSUs on March 13, 2020, 70,000 RSUs on May 4, 2020, and 97,125 PSAs on May 4, 2020, certain of which vest within 60 days of February 28, 2021. The 97,125 PSAs assumed that Mr. Kozyrkov would achieve the maximum target performance conditions for this grant (equal to 300% of the target number of PSAs subject to this award). In February 2021, the compensation committee of our board certified the achievement of the performance conditions for this grant, resulting in Mr. Kozyrkov receiving 38,527 shares upon the PSAs vesting (equal to 253% of the target number of PSAs subject to this award, and after accounting for PSAs withheld for tax purposes). Upon vesting in full of such RSUs and PSAs, and issuance of the shares of our common stock pursuant to the RSUs and PSAs, such shares of common stock may be offered for sale by Mr. Kozyrkov pursuant to this prospectus.

(20)Consists of (a) 38,524 shares held of record by Mr. Klimoff, (b) 108,459 shares held of record by the O. Fox Charitable Trust for which Mr. Klimoff is the trustee, (c) 180,675 shares subject to options exercisable within 60 days of February 28, 2021, and (d) 15,330 shares subject to RSUs that vest within 60 days of February 28, 2021. Mr. Klimoff was granted 129,500 RSUs on March 13, 2020, 70,000 RSUs on May 4, 2020, and 97,125 PSAs on May 4, 2020, certain of which vest within 60 days of February 28, 2021. The 97,125 PSAs assumed that Mr. Klimoff would achieve the maximum target performance conditions for this grant (equal to 300% of the target number of PSAs subject to this award). In February 2021, the compensation committee of our board certified the achievement of the performance conditions for this grant, resulting in Mr. Klimoff receiving 38,524 shares upon the PSAs vesting (equal to 253% of the target number of PSAs subject to this award, and after accounting for PSAs withheld for tax purposes). Upon vesting in full of such RSUs and PSAs, and issuance of the shares of our common stock pursuant to the RSUs and PSAs, such shares of common stock may be offered for sale by Mr. Klimoff pursuant to this prospectus.

(21) Consists of (a) 85,250 outstanding shares of our common stock and (b) 42,625 shares subject to warrants exercisable within 60 days of February 28, 2021, some of which are held by Chardan Capital Markets, LLC. The business address of Cantor is 110 East 59th Street, New York, NY 10022.

(22) Based solely on information contained in a Schedule 13D filed on February 1, 2021. Consists of 726,700 outstanding shares of our common stock. The Sponsor is the record holder of the shares reported herein. Alex Vieux and Steven Fletcher are the managing members of the Sponsor and exercise voting and dispositive control over the shares. The business address of the Sponsor and these individuals is 533 Airport Blvd, Suite 400, Burlingame, CA 94010.

(23) Based solely on information contained in a Schedule 13D filed on February 1, 2021. Consists of (a) 897,942 outstanding shares of our common stock and (b) 291,500 shares subject to warrants exercisable within 60 days of February 28, 2021. The business address of Explorer is 533 Airport Blvd, Suite 400, Burlingame, CA 94010.

(24) Consists of selling stockholder employees not otherwise listed in this table whom within the groups indicated collectively own less than 1% of our common stock. Consists of 253,927 shares subject to options exercisable within 60 days of February 28, 2021, certain of which have vested as of such date. These employees were also granted 110,000 RSUs on March 13, 2020, 110,000 RSUs on May 4, 2020, and 82,500 PSAs on May 4, 2020, certain of which vest within 60 days of February 28, 2021. The 82,500 PSAs assumed that these employees would each achieve the maximum target performance conditions for their grants (equal to 300% of the target number of PSAs subject to each award). In February 2021, the compensation committee of our board certified the achievement of the performance conditions for these grants, resulting in these employees receiving 34,991 shares in total upon the PSAs vesting (equal to 253% of the target number of PSAs subject to these awards, and after accounting for PSAs withheld for tax purposes). Upon vesting in full of such RSUs and PSAs, and issuance of the shares of our common stock pursuant to the RSUs and PSAs, such shares of common stock may be offered for sale by these employees pursuant to this prospectus.

(25) Consists of selling stockholder employees not otherwise listed in this table whom within the groups indicated collectively own less than 1% of our common stock. Consists of 231,189 shares subject to options exercisable within 60 days of February 28, 2021, certain of which have vested as of such date. These employees were also granted 60,000 RSUs on March 13, 2020, 93,500 RSUs on May 4, 2020, and 57,564 PSAs on May 4, 2020, certain of which vest within 60 days of February 28, 2021. The 57,564 PSAs assumed that these employees would each achieve the maximum target performance conditions for their grants (equal to 300% of the target number of PSAs subject to each award). In February 2021, the compensation committee of our board certified the achievement of the performance conditions for these grants, resulting in these employees receiving 28,054 shares in total upon the PSAs vesting (equal to 253% of the target number of PSAs subject to these awards, and after accounting for PSAs withheld for tax purposes). Upon vesting in full of such RSUs and PSAs, and issuance of the shares of our common stock pursuant to the RSUs and PSAs, such shares of common stock may be offered for sale by these employees pursuant to this prospectus.

Please see the sections titled “Management” and “Certain Relationships, Related Party and Other Transactions” appearing elsewhere in this prospectus for information regarding material relationships with our selling stockholders within the past three years.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 11,000,000 shares of our common stock issuable upon the exercise the Public Warrants. We are registering the other Securities covered by this prospectus to permit the selling securityholders to conduct public secondary trading of these Securities from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Securities offered by this prospectus. We will receive up to an aggregate of approximately $130,484,750 ($57,077,156.50 based on the number of Warrants outstanding on February 28, 2021) from the exercise of the Warrants assuming the exercise in full of all of the Warrants for cash. The aggregate proceeds to the selling securityholders from the sale of the Securities will be the purchase price of the Securities less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Securities covered by this prospectus. The selling securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Securities to be made directly or through agents.

The Securities offered by this prospectus may be sold from time to time to purchasers:

• directly by the selling securityholders, or

• through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling securityholders or the purchasers of the Securities.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Securities by the selling securityholders.

The Securities may be sold in one or more transactions at:

• fixed prices;

• prevailing market prices at the time of sale;

• prices related to such prevailing market prices;

• varying prices determined at the time of sale; or

• negotiated prices.

These sales may be effected in one or more transactions:

• on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, including NASDAQ;

• in the over-the-counter market;

• in transactions otherwise than on such exchanges or services or in the over-the-counter market;

• any other method permitted by applicable law; or

• through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling securityholders, the aggregate amount of Securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Securities by the selling securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The selling securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the selling securityholders will sell any or all of the Securities under this prospectus. Further, we cannot assure you that the selling securityholders will not transfer, distribute, devise or gift the Securities by other means not described in this prospectus. In addition, any Securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling securityholders and any other person participating in the sale of the Securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Securities by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the particular Securities being distributed. This may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

With respect to those Securities being registered pursuant to the Registration Rights Agreement, we have agreed to indemnify or provide contribution to the selling securityholders and all of their officers, directors and control persons, as applicable, and certain underwriters effecting sales of the Securities against certain liabilities, including certain liabilities under the Securities Act. The selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Securities against certain liabilities, including liabilities arising under the Securities Act.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds.”

Exercise of Warrants

The Warrants may be exercised upon the surrender of the certificate evidencing such warrant on or before the expiration date at the offices of the warrant agent, Continental Stock Transfer & Trust Company, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Warrants, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrants will be required to be exercised on a cashless basis in the event of a redemption of the Warrants pursuant to the warrant agreement governing such Warrants in which our board of directors has elected to require all holders of the Warrants who exercise their Warrants to do so on a cashless basis. In such event, such holder may exercise his, her or its warrants on a cashless basis by paying the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Warrants to be exercised, multiplied by the difference between the exercise price of the Warrants and the “Fair Market Value” (defined below) by (y) the Fair Market Value. The “Fair Market Value” means the average last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

No fractional shares will be issued upon the exercise of the Warrants. If, upon the exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon the exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to such holder, pursuant to the agreement governing such Warrant.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

10,100,262 Shares

Common Stock

Prospectus supplement

Joint book-running managers

J.P. Morgan	William Blair	Cowen

               , 2021